                                Exhibit 10 (yyy)
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                                                                         7/30/97



                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          COPLEY PLACE ASSOCIATES, LLC



     THIS AGREEMENT is made and entered into as of the 30th day of July, 1997, by and between OVERSEAS PAPTNERS CAPITAL CORP., a Delaware corporation ("Overseas'), JMB REALTY CORPORATION, a Delaware corporation ("JMB"), and COPLEY PLACE CORP., INC., a Delaware Corporation ("Copley"),

                                    RECITALS

     WHEREAS, COPLEY PLACE ASSOCIATES, LLC (the "Company"), was organized as a limited liability Company under the laws of the State of Delaware on January 23, 1997, pursuant to agreement (the "Original Company Agreement') by and among JMB, CARLYLE REAL ESTATE, LIMITED PARTNERSHIP XIII, an Illinois limited partnership ("Carlyle"), and URBAN INVESTMENT AND DEVELOPMENT CO., an Illinois general partnership ("Urban").

     WHEREAS, the Original Company Agreement was amended and restated by the parties thereto in its entirety pursuant to an Amended and Restated Limited Liability Company Agreement, dated as of January 23, 1997 (the Original Company Agreement, as so amended and restated prior to the date hereof, being hereinafter referred to as the "Existing Company Agreement');

     WHEREAS, immediately prior to the date hereof, Overseas held 66 2/3% of the interest in the Company, with JMB retaining 33 1/3% of the interest in the Company;

     WHEREAS, contemporaneously with the execution of this Agreement, Overseas has transferred one percent (1%) of the interest in the Company held by it to Copley Place Corp., Inc., a Delaware corporation ("Copley"), pursuant to the provisions of Article VI of the Existing Company Agreement-, and

     WHEREAS, JMB, Overseas and Copley now desire to amend, restate and supersede the Existing Company Agreement in its entirety in order (i) to formally add Copley as a Member, (ii) to designate Copley as the "Independent Member hereunder and to provide for the powers and duties of such Independent Member, (iii) to revise, or add to, the provisions hereof in order to provide for certain additional restrictions on actions or powers of the Company or the Members, to provide for additional procedures or requirements relating to corporate or organizational separateness, and related matters, and (iv) to reflect the undertaking by the Company on the date hereof of a refinancing of the Existing Loan, as more particularly described below.

IN VIEW OF THE FOREGOING FACTS, and in consideration of the respective undertakings of the parties hereto, JMB, Overseas and Copley, as the sole members in the Company, hereby amend and restate the Existing Company Agreement of the Company in its entirety as follows:

          ARTICLE 1 CONTINUATION OF COMPANY: BASIC INFORMATION
          ---------------------------------------------------

          Section 1.1. Continuation.  This Amended and Restated Limited
                       ------------
Liability Company Agreement (sometimes referred to herein as this "Agreement") amends, restates and supersedes the Original Company Agreement in its entirety. As of the date of this Agreement, the sole and only rights of the "Members" (as defined below) as members in the Company shall be as set forth in this Agreement. The Company shall continue to exist and operate without interruption as a limited liability company under the laws of the State of Delaware in accordance with the Delaware Limited Liability Company Act (6 Del. (S) 1 8-1 01 et seq., as amended from time to time (the "Act")).
-- ---

          Section 1.2. Name-.  The business of the Company shall continue to be
                       -----
conducted under the name of "Copley Place Associates, LLC,"' or such other name as the Managing Member may hereafter determine in compliance with applicable law; provided that, any such other name shall not refer to or incorporate the name of any business entity affiliated with any Member (e.g., the name shall not include the word "Overseas").

          Section 1.3.  Term.  The Company shall continue in full force and
                        ----
effect until terminated pursuant to Section 8.1 hereof. As used herein, "Company Year" means (a) the remaining portion of the current calendar year (i.e., the calendar year in which the date hereof occurs), (b) each full calendar year prior to the termination of this Company pursuant to Section 8.1 hereof, and (c) that portion of the calendar year in which this Company terminates pursuant to
Section 8.1 hereof

          Section 1.4. Character of Business.  The character of the business of
                       ---------------------
the Company is limited solely to (i) owning, developing, maintaining, marketing, selling and otherwise using the "Business Property" (as hereinafter defined) for profit, (ii) borrowing the principal amount IP of $195,000,000 (the "Loan") from Metropolitan Life Insurance Company ("the "Lender") in order to refinance the "Existing Loans (as hereinafter defined), which Loan is to be secured by a Leasehold Mortgage, Security Agreement and Fixture Financing Statement, dated the date hereof (the "Mortgage"), from the Company and Urban in favor of the Lender creating, Inter alia mortgage lien and security interest in the Company's interest in the Business Property, (iii) refinancing the Business Property in connection with the permitted repayment of the Loan and the discharge of the Mortgage at a future date, and (iv) engaging in any lawful acts or activities and exercising any powers permitted to limited liability companies under the Act, provided that any such act, activity or power is related or incidental to and necessary, appropriate or convenient for the accomplishment of the foregoing purposes. All or any portion of the "Company Property" (as hereinafter defined) may be owned directly by the

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

Company or through one or more wholly-owned entities acting as nominee (each such entity being referred to hereinafter as a "Nominee") on behalf of the Company.

     Section 1.5. Names and Addresses of Members. The names and addresses of the
                  ------------------------------
  Members are as follows:


          Overseas
          --------

          Overseas Partners Capital Corp.
          115 Perimeter Center Place, Suite 940
          Atlanta, Georgia 30346

          JMB
          ---

          JMB Realty Corporation
          900 North Michigan Avenue
          Suite 1900
          Chicago, Illinois 60611

          Copley
          ------

          [address to be supplied]

     Section 1.6 The Independent Member.  So long as any obligations of the
                     ------------------
Company under the Mortgage and the Loan are outstanding, the Company shall at all times include at least one (1) Independent Member. Initially, the Independent Member shall be Copley. If at any time Copley withdraws or relinquishes its status as the Independent Member hereunder (notwithstanding the prohibition on such action as set forth in Copley's Certificate of Incorporation), the remaining Members shall immediately appoint and admit a new entity to act as such Independent Member, provided that (i) the organizational structure of such entity shall be substantially similar to that of Copley and satisfactory to Lender and to any Rating Agency (as defined in the Mortgage), if any, then maintaining a rating in connection with any securitization or participation of interests in the Loan; and (ii) the Company shall deliver an acceptable non-consolidation opinion to the Lender and to any applicable Rating Agency concerning, as applicable, the Company, the new Independent Member and its owners. When voting on matters subject to the vote of all the Members, including those matters specified in Section 5. I.E hereof, and notwithstanding that the Company is not then insolvent, the Independent Member shall take into account the interests of the creditors of the Company as well as the interests of the Members .

     Section 1.7. Principal Place of Business: Registered Office-and-Agent.  The
                  --------------------------------------------------------
principal place of business of the Company shall be located at 115 Perimeter Center Place, Suite 940, Atlanta, Georgia 30346, or such other place in the United States as the Managing

Member may designate. The Company may maintain other offices at such other locations in the United States as the Members shall determine from time to time. The registered office and registered agent for service of process of the Company shall be CT Corporation System, 1201 Peachtree Street, N.B., Atlanta, Georgia 30361, or such other place as the Managing Member may from time to time designate.

     Section 1.8.   Company Filings,
                    ---------------

     A. The Managing Member shall cause any filing to be made, from time to time, as required by applicable law, whenever there is any change in the Managing Member, the Company's name, registered office, agent for service of process, or any existing filing required under the Act or in any jurisdiction in which the Company engages in business, or an amendment under applicable law.

     B. Upon the dissolution of the Company, the Managing Member shall promptly execute and cause to be filed any certificate of cancellation required by the Act and any other filings required under applicable laws.

     C. The Managing Member shall, from time to time, execute and deliver any assumed or fictitious or business name statement or certificate or any similar document required by applicable law to be filed in connection with the continued operation of the Company.

     D. Each Member shall promptly deliver to the other Member copies of all filings made on behalf of the Company in accordance with this section

     Section 1.9.   Certain Definitions.  As used herein, the following terms
                    -------------------
have the following meanings:

"Affiliate" means, as to any Member (-Including Urban Shopping Centers, as defined below, if it becomes a Member), any parent entity of the Member (provided such parent entity owns and so long as it continues to own at least eighty percent [80%] of the Member) or any entity at least eighty percent (80%) of the ownership interests in which are held and continue to be held directly or indirectly by the Member or such parent, but shall not include any one or more individuals, except that "Affiliate" shall include (as to JMB only) (i) Urban Shopping Centers, L.P., Urban Shopping Centers, Inc. or any entity into which either of the same shall be merged (individually and collectively, "Urban Shopping Centers"), or (ii) any entity at least eighty percent (80%) of the ownership interests in which are held directly or indirectly and continue to be held by the shareholders of JMB,

"AGREEMENT," or the "COMPANY AGREEMENT," means this Second Amended and Restated Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

"BANKRUPTCY" of a Member shall be deemed to have occurred upon the commencement of a case with respect to such Member Under Title 11 of the United States Code (as now constituted or hereafter amended) or under any other applicable federal or state bankruptcy law or other similar law, or if any courts enter a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Member or of any substantial portion of such Member's property (but only if, in the case of an . involuntary proceeding or appointment, such proceeding or appointment is not dismissed or discharged within 180 days after its commencement).

"BUDGET" is defined in Section 5.12,

"BUSINESS PROPERTY" means, collectively, (i) the Central Area, and (ii) the Dartmouth Garage.

"CAPITAL CONTRIBUTION" means, with respect to any Member as of any time of determination, the sum of (i) the amount of money that such Member has contributed to the Company, (ii) the fair market value, as agreed by the Members, of any property that such Member has contributed, or is deemed to have contributed pursuant to Section 708 of the Code, to the Company (net of any liabilities that the Company has assumed or taken subject to, under Section 752 of the Code of 1986 (as amended) (the "Code"), in connection with acquiring such property from such Member), and (iii) the amount of any Company liabilities that such Member has assured, within the meaning of Section 1. 7 04- 1 (b) (2)(iv')
(c) of the Income Tax Regulations, other than in connection with receiving one or more distributions from the Company. As of the date hereof, the amounts of the Member's respective Capital Contributions to the Company have been agreed to by the Members and are set forth on Exhibit "A" attached here to.

"CASH EXPENDITURES" for the applicable period means cash expenditures made by the Company or which the Company is obligated to make or which any lender requires to be escrowed or impounded for or during such period in the operation of or in connection with the "Company Property," including, without limitation, payroll, business taxes and real and personal property taxes and assessments, insurance premiums, leasing commissions and fees, tenant improvements and other capital costs, all expenditures made or required to be made by the Manager on behalf of the Company under the Management Agreement or by the Purchased Services Provider under the Purchased Services Agreement, and all management fees and expenses, but excluding Debt Service Payments and expenditures to the extent the same are paid for with Reserve Additions., financing proceeds or sale proceeds-

"CASH INCOME" for the applicable period means the gross cash revenues and funds received by the Company in such period or applicable to such period (prepaid rents. prepaid payments and security deposits and any other Items received in one period and applicable to a later period to be included in Cash Income only as earned, applied or forfeited), other than funds received as loans from the Members, Capital Contributions (other than the initial Capital

Contributions as set forth in Exhibit "A" -hereto) or financing proceeds or sale proceeds. In addition, any distribution to the Members from the Company's reserves shall constitute Cash Income for the period in which such distribution is made.

"CENTRAL AREA" means that certain land described in Exhibit "B," hereunto annexed and made a part hereof, and the improvements thereon, and all easements and appurtenances thereto (the Company's interest in said land being a subleasehold estate pursuant to the Central Area Sublease, which sublease is subject to the Master Lease).

"CENTRAL AREA SUBLEASE" means that certain sublease with respect to the Business Property, captioned "Sublease," dated as of August 31, 1992, by and between Urban and UIDC of Massachusetts, Inc., a Delaware corporation ("UIDC-MA"), as predecessor-in-interest to Company Predecessor, as amended.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMPANY PERCENTAGES" mean the following respective percentages for each of the Members (as the same may be adjusted by the express provisions elsewhere in this Agreement), which reflect the Capital Contributions made by the Members to the Company on or prior to the date hereof-,
                                                    Company
                  Member                            Percentage
                  ------                            ----------
                  Overseas                           65-2/3%
                  JMB                                33-1/3%
                  Copley                             1%

The making of additional Capital Contributions (including, without limitation, any "Discretionary Capital Contribution" or any Capital Contribution represented by a "Preferred Member Interest", as such terms are respectively defined below) by the Members as provided herein shall not affect the Members' respective Company Percentages.

"COMPANY PREDECESSOR" means Copley Place Associates, an Illinois general partnership, as predecessor-in-interest to the Company.

"COMPANY PROPERTY" means all property, of whatever kind or nature, owned by the Company from time to time, including, without limitation, the Business Property. "Dartmouth Garage" means that certain real property end improvements, and easements and appurtenances thereto, commonly known as the "Dartmouth Street Garage" located at 128 Dartmouth Street in Boston, Massachusetts (the Company's interest in such land being a leasehold estate pursuant to the Dartmouth Garage Lease).

"DARTMOUTH GARAGE LEASE" means that certain lease agreement, captioned "LEASE BOSTON REDEVELOPMENT AUTHORLTY TO URBAN INVESTMENT AND DEVELOPMENT COMPANY OF PARCELS 11A AND B SOUTH END URBAN RENEWAL AREA BOSTON, MASSACHUSETTS," dated March 7,1986, by and between Boston Redevelopment Authority, a public body politic and corporate, organized under the laws of the Commonwealth of Massachusetts, and Urban Investment and Development Co-, a Delaware corporation, as amended by amendment, captioned "AMENDMENT TO LEASE BOSTON REDEVELOPMENT AUTHORITY TO URBAN INVESTMENT AND DEVELOPMENT COMPANY OF PARCELS 11A AND B SOUTH END URBAN RENEWAL AREA BOSTON, MASSACHUSETTS," dated December 30,1986, with respect to the Company's leasing of the Dartmouth Garage.

"DEBT SERVICE PAYMENTS" for the applicable period means all installments and payments of principal and interest and other sums and amounts paid or payable for or during such period on or in connection with any secured or unsecured indebtedness of the Company-

"DIRECT LEASE AGREEMENT" means that certain agreement, captioned
"NONDISTURBANCE, RECOGNITION AND DIRECT LEASING AGREEMENT," dated as of August 31,1982, by and among the Massachusetts Turnpike Authority ("MTA"), Urban Investment and Development Co,, a Delaware corporation, and UIDC-MA, as recorded in the Suffolk County Registry in Book 10056, Page 242.

"DISCRETIONARY CAPITAL CONTRIBUTION" is as defined in Section 3.4.

"DISTRIBUTABLE CASH" means, collectively, Net Cash Receipts, Net Financing Proceeds and Net Sales Proceeds,

"EQUITY PAYMENT AGREEMENT" means that certain agreement, captioned "EQUITY PAYMENT AGREEMENT," dated as of March 1, 1992, by and among Company predecessor, Copley Place Associates Nominee Corporation, a Delaware corporation, Copley Funding Corporation, a Delaware corporation, Copley Financing Corporation, a Delaware corporation, and Aetna Casualty and Surety Company, a Connecticut corporation, as predecessors-in-interest to Existing Lender, which agreement is secured by that certain non-recourse second mortgage, dated March 1, 1992.

"EXISTING LENDER" means Travelers Insurance Company, a Connecticut corporation, as assignee of the interests of Copley Funding Corporation, a Delaware corporation, Copley Financing Corporation, a Delaware corporation, and Aetna Casualty and Surety Company, a Connecticut corporation, in and to the "Existing Loan" (as defined below).

"EXISTING LOAN" means that certain loan encumbering the Central Area in the original principal amount of $230,000,000 which is held by Existing Lender.

"EXISTING LOAN DOCUMENTS" means all documents, instruments and agreements evidencing, securing or governing the existing Loan, including, without limitations the Equity Payment Agreement.

"INCOME TAX REGULATIONS" means those regulations covered under the Code, as the same may be amended from time to time.

"INDEPENDENT DIRECTOR" means an individual who is not at the time of initial appointment and has not been at any time during the preceding five (5) years (a) a stockholder, director, officer, employee, partner, attorney or counsel of the Independent Member, the Company or any affiliate of either of them; (b) a customer, supplier or other person who -derives more than 10% of its purchases or revenues from its activities with the Independent Member, the Company or any affiliate of either of them; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partners customer, supplier or other person. (As used herein, the term "control" means the herein, the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.)

"INDEPENDENT MEMBER" means a Delaware corporation whose sole permitted business is to serve as a Member of the Company, which is a voting Member of the Company and which is required under its Certificate of Incorporation at all times to have at least one (1) Independent Director in office and voting whose affirmative vote is required to authorize such corporation to vote in favor of any of the matters specified in this Agreement which requires the affirmative vote of all of the Members of the Company or the entire board of directors of such corporation.

"LOAN" has the meaning set forth in the Recitals hereto.

"LENDER" has the meaning set forth in the Recitals hereto.

"MANAGEMENT AGREEMENT" means that certain management agreement dated as of the date hereof, by and between Overseas Management, Inc. ("Manager"), as manager, and Company, as owner, pursuant to which Manager is engaged to provide certain management and leasing services to the Business Property.

"MANAGING MEMBER" means Overseas, and its permitted successors and assigns, as managing member in the Company.

"MASTER LEASE" means that certain Amended and Restated Lease, dated as of January 31, 1980, by and among Urban (or its predecessor--in-interest) and MTA as amended.

"MEMBERS" means the Managing Member, the Non-Managing Member and (unless otherwise specified herein) the Independent Member,

"MORTGAGE" has the meaning set forth in Section 1,4 hereof

"NET CASH RECEIPTS" for the applicable period means the, amount, if any, by which (x) the Cash Income for such period exceeds (y) the sum of the Cash Expenditures for such period, the Debt Service Payments for such period, and the Reserve Additions for such period.

"NET FINANCING PROCEEDS" and "NET SALE PROCEEDS" mean, respectively, the net proceeds from (1) any financing or refinancing of the Company Property or any part thereof, including without limitation the Loan, and (2) any sale, disposition, taking or loss (including the proceeds from any eminent domain proceeding or conveyance in lieu thereof or from casualty insurance [other Than rental income insurance] or title insurance) of the Company Property or any part thereof. In the computation of Net Financing Proceeds and Net Sale Proceeds there shall be deducted the payment of all costs and other expenses related thereto (including, but not limited to, brokerage costs, prepayment penalties, attorneys' and consultants' fees and closing costs) approved by the Managing Member and the satisfaction of any debt being refinanced or discharged and any other debts or liabilities of the Company for which the Managing Member decides to use the same and the setting aside of any reserves therefrom reasonably deemed proper by the Managing Member.

"NON-MANAGING MEMBER" means JMB, `and its permitted successors and assigns, as a nonmanaging member in the Company.

"PREFERRED MEMBER INTEREST" has the meaning set forth in Section 3.7 hereof.

"PURCHASED SERVICES AGREEMENT" means that certain agreement, captioned "Agreement for Purchase of Consulting and Other Services", dated as of the date hereof, by and between Urban Retail Properties CO, a Delaware corporation ("Purchased Services Provider"), and Manager, pursuant to which Purchased Services Provider is engaged to provide certain management, consultation and advisory services to Manager and joined in by the Company for certain limited purposes. The Purchased Services Agreement is subject and subordinate to the Management Agreement.

"PRIOR MANAGEMENT AGREEMENT" means that certain management agreement dated September 1, 1983, by and between Purchased Services Provider and Company Predecessor pursuant to which Purchased Services Provider was, for a period prior to the date hereof, engaged to provide certain management and leasing services to the Business Property. The Prior Management Agreement has heretofore been, or shall concurrently herewith be, terminated.

"RESERVE ADDITIONS" for the applicable period means all reserves taken by the Company during such period or projected for the balance of the same fiscal year in amounts determined by the Managing Member.

                   ARTICLE III  CERTAIN INCORPORATED MATTERS.
                   ------------------------------------------

     Section 2. 1. Tax and Accounting.  Each and all of the provisions of
                   ------------------
Exhibit "C" are incorporated herein and shall constitute part of this Agreement. Exhibit "C" provides for, among other matters, the maintenance of capital accounts, the allocation of profits and losses, and the maintenance of books and records.

     Section 2.2.   Existing Loan, Each and all of the provisions of Exhibit
                    -------------
"E," are incorporated herein and shall constitute part of this Agreement. Exhibit "E" imposes certain obligations on the Non-Managing Member, and grants certain rights to and imposes certain obligations upon Managing Member, in connection with the Existing Loan for so long as the same shall be outstanding.

                 ARTICLE III CONTRIBUTIONS AND LOANS BY MEMBERS
                 ----------------------------------------------

     Section 3. 1. Contributions By Members, The Members acknowledge and agree
                   ------------------------
that certain Capital Contributions have heretofore been made, or are being made concurrently herewith, by the Members or their predecessors-in-interest, as set forth in Exhibit "A' attached hereto. Except as expressly provided in this
Article 111, no additional capital contributions shall be required under this Agreement.

     Section 3.2. Recoupment for Capital Contributions - No Member shall receive
                  ------------------------------------
any recoupment or payment on account of or with respect to the Capital Contributions made by it (or by its predecessors-in-interest) except as and to the extent expressly provided in this Agreement.

     Section 3.3. Member Loans Except as otherwise expressly provided under
                  ------------
this Agreement (including the provisions of Exhibit "E" attached hereto), any Member making a loan to the Company shall be entitled to interest thereon at the "APPLICABLE RATE," and the same, together with interest as aforesaid, shall be repaid before any distribution shall be made under Article IV hereof However, no such loan to the Company shall be made without the prior written consent of the Managing Member. `The "APPLICABLE RATE" shall be the lesser of (A) two percentage points over the prime rate announced from time to time by The First National Bank of Chicago during the period such loans shall be outstanding, and (B) the maximum interest that may be charged by such Member on such loans under any applicable usury law. Notwithstanding any other provision of this
Section 3.3, for so long as the obligations of the Company under the Mortgage and the Loan remain outstanding, no Member shall make any loan to the Company-The Independent Member shall not be entitled or required to make any loan hereunder at any time.

     Section 3.4. Managing Member's Right to Require Addition Capital
                  ---------------------------------------------------
Contribution for Capital Expenditures.  Notwithstanding Section 3.1 above, the
-------------------------------------
Managing Member may from time to time require the Members (subject to the -right of a Member to make a "Non Contribution Election" [as defined below]) to make additional Capital Contributions for the purpose of making capital expenditures deemed by the Managing' Member to be in the best interest of the Company or the Company Property. No such capital expenditure may be made which constitutes a breach of the Managing Member's fiduciary duties to the Non-Managing Member or which causes "Economic Injury" (as defined in Section 5. I)- In addition, if the proposed capital expenditure or related series of capital expenditures would exceed $5,000,000, then such capital expenditure may be disputed by the Non-Managing Member Pursuant to the arbitration provisions of Sections 5,1.B(l) and
7.7 hereof

     The Managing Member shall give the Non-Managing Member and the Independent Member thirty (30) days' notice of any required Capital Contribution under this
Section 3.4, and (subject to the right of a Member to make a "Non-Contribution Election" as defined below) the Members shall contribute the required additional capital in proportion to their respective Company Percentages.

     Any Member (a "Non-Contributing Member") may elect not to make such capital contribution as provided in this Section 3.4, in which case the other Member (the "Contributing Member") shall either (a) contribute I 00% (but not less than 1 00%) of the total capital required within thirty (30) days after the date of the proposed contribution thereof, or (b) make no contribution whatsoever. Any contribution made by the Contributing Member pursuant to clause (a) above shall be hereinafter referred to as a "Discretionary Capital Contribution". A separate "Memorandum Account" shall be maintained and reflected in the books of the Company for each Member that makes a Discretionary Capital Contribution in accordance with the provisions of this Section 3.4. The positive balance in any Members' memorandum Account shall be increased from time to time as if the same bears interest per annum equal to the sum of (i) the yield on the one-year U.S. Treasury issue, plus (-Ii) one percent (1%) (compounded annually if not paid), to the extent the same is not repaid from time to time. Such positive balance in any Member's Memorandum Account is referred to hereinafter as a "positive Memorandum Account Balance Neither Discretionary Capital Contributions nor a Positive Memorandum Account Balance hereunder shall affect the Members' respective Company Percentages. The Members' Positive Memorandum Account Balances shall be repaid in accordance with Section 4.3 below.

     Section 3.5. Certain Additional Capital Contributions. Section 3.6 and
                  -----------------------------------------
Exhibit "E" attached hereto set forth certain additional provisions governing additional Capital Contributions and are hereby incorporated by reference into this Article 111.

     Section 3.6  Capital Contributions to Enable Refinancing.  At the time of
                  -------------------------------------------
formation of the Company, in anticipation of the refinancing of the Company Property in the near future, the Managing Member contributed to the Company as an additional Capital Contribution the amount of $15,110,840.00 in order to retire the outstanding indebtedness under the Existing Loan. Such amount was deposited in a bank account in the name of the Company and is to be used only for the purpose of retiring such indebtedness at the time of initial refinancing, and any withdrawals or transfers from such account shall require the joint signatures of the Members. Any excess in such account after initial refinancing shall promptly be distributed to the -Members in accordance with their respective Company Percentages. The provisions of this
Section 3.6 shall not relieve any Members of any obligation it would otherwise have under this Agreement to contribute the amounts needed to retire such indebtedness at the time of the initial refinancing in excess of such $15,110,840.00. The Capital Contribution by the Managing Member under this
Section 3.6 shall not create a Memorandum Account balance or otherwise create a priority of distribution.

     Section 3.7. Preferred Member Interest.  In addition to any other Capital
                  -------------------------
Contribution otherwise required or permitted -under this Article III, either Member may make an additional Capital Contribution to the Company in exchange for a preferred member interest in the Company (the "Preferred Member Interest") with the prior written consent of the Managing Member. The Preferred Member Interest shall carry an accruing dividend equal to two percentage points over the prime rate announced by the First National Bank of Chicago on the date that the additional Capital Contribution represented by such Preferred Member Interest is made. The Preferred Member Interest shall be entitled to distributions in priority to any distributions which the Members would otherwise be entitled to receive pursuant to Sections 4.1 through 4.3 hereof, until an amount equal to the additional Capital Contribution represented by the Preferred Member Interest, plus all accrued and unpaid dividends with respect thereto, has been distributed to the Member holding such Preferred Member interest. The Members shall mutually determine the manner in which Profits and Losses of the Company shall be allocated to a Member who acquires a Preferred Member Interest, provided, however, that such allocation shall follow the general principles for the allocation of Profits and Losses set forth in Exhibit C attached hereto.
                                                  -------

     Section 3.8. Company Records.  The Company shall maintain complete and
                  ---------------
accurate books and records regarding each Capital Contribution made hereunder, including its proper designation pursuant to this Article Ill.

                           ARTICLE IV DISTRIBUTIONS.
                           -------------------------

     Section 4.1.   Distributions of Distributable Cash.  Subject to the
                    -----------------------------------
provisions of Sections 3.4 and 4.3, Net Cash Receipts, Net Sale Proceeds and Net Financing Proceeds (together "Distributable Cash") shall be distributed not less frequently than once quarterly to the Members in accordance with their respective Company Percentages.

     Section 4.2.   Distributions of Capital.  Except as expressly provided in
                    ------------------------
this

Agreement or as otherwise agreed by the Members, no Member shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written consent of, and upon the terms and conditions agreed upon by, each other Member.

     Section 4.3. Positive Memorandum Account-Balance Distributions.
                  --------------------------------------------------

     A.  One Positive Memorandum Account Balance.  Subject to Section 4.3B
         ---------------------------------------
below, one- half (1/2) of all Distributable Cash shall first be distributed, in preference and priority to any other distribution of Distributable Cash to a Member having a Positive Memorandum Account Balance, until the Memorandum Account of such Member shall no longer have a Positive Memorandum Account Balance.

     B.  Two Positive Memorandum Account Balances.  If at any time there shall
         ----------------------------------------
exist a Positive Memorandum Account Balance with respect to a Member, and the other Member then makes a Discretionary Capital Contribution such that the second Member would also have a Positive Memorandum Account Balance, then the following clauses (1) through (3) shall apply, and the Positive Memorandum Account Balances of all Members shall be deemed netted out in accordance therewith. For purposes of the following, the Positive Memorandum Account Balances shall be deemed netted out in accordance with clauses (1) through (3) below immediately following creation of the Positive Memorandum Account Balance for the second Member:

     (1) First:  The Positive Memorandum Account Balance of the
         ------
Independent Member shall be deemed to be the Positive Memorandum Account Balance of the Managing Member, and, solely for purposes of the calculations required under this Section 4.3.B., the Independent Member shall be deemed to have a Positive Memorandum Account Balance of zero.

     (2) Second: The Positive Memorandum Account Balance of the Managing
         -------
Member (recalculated pursuant to clause (1) above) and of the Non-Managing Member shall be multiplied by the Company Percentage of the other Member. The product derived therefrom is hereinafter referred to as the "Memorandum Account Product." The Member with the greater Memorandum Account Product, if any, is hereinafter referred to as the "Remaining Memorandum Account Member," and the Member with the lesser Memorandum Account Product, if any, is hereinafter referred to as the "Eliminated Memorandum Account Member." The positive difference, if any, between the Members' respective Memorandum Account Products is hereinafter referred to as the "Remaining Memorandum Account Balance,"

     (3) Third: If, at any given time the Members' respective Memorandum Account
         ------
Products arc equal, then each Member shall as of such time be deemed to have a zero balance in its Memorandum Account.

     (4) Fourth: If at any given time the Members' respective Memorandum Account
         -------
Products are not equal, then (a) the Remaining Memorandum Account Member shall be deemed as of such time to have a Positive memorandum Account Balance equal to the quotient of the remaining Memorandum Account)Balance divided by the Company Percentage of the Eliminated Memorandum Account Member (provided, however, that if the Eliminated Memorandum Account Member is the Managing -Member, the Managing Member's Company Percentage shall be deemed to include the Company Percentage of the Independent Member), and (b) the Eliminated Memorandum Account Member shall be deemed as of such time to have, a Memorandum Account balance of zero. Thereafter, one-half (1/2) of all Distributable Cash shall first be distributed, in preference and priority to any other distribution of Distributable Cash, to the Member having a Positive Memorandum Account Balance, until the Memorandum Account of such Member shall no longer have a Positive Memorandum Account Balance. In the event that the member having a Positive Memorandum Account Balance pursuant to this Section 4.3B is the Managing Member, then an amount of the Distributable Cash that is otherwise to be distributed to the Managing Member pursuant to the prior sentence of this Section 4.3B equal to the ratio that the Positive Memorandum Account Balance of the, Independent Member, if any, that is deemed to be the Positive Memorandum Account Balance of the Managing Member pursuant to clause (1) above bears to the Positive Memorandum Account Balance, if any, of the Managing Member, shall be distributed to the Independent Member.

     Without limitation of the foregoing, the following examples illustrate application of the formula set forth in Section 4.3B above.

     Example #l
     ----------

     The Managing Member and the Independent Member each make a Deficiency Contribution of $990,000 and 10,000, respectively, and the Non-Managing Member immediately thereafter makes a Deficiency Contribution of $500,000. The Independent Member's Positive Memorandum Account Balance of $10,000 is deemed to be the Positive Memorandum Account Balance of the Managing Member and thus the Managing Member has a Positive Memorandum Account Balance of $1,000,000, and the Non-Managing Member has a Positive Memorandum Account Balance of $500,000. The Management Member's Memorandum Account Product is therefore equal to $333,333.33 (i.e., $1,000,000 x 1/3), and the Non-Managing Member's Memorandum Account Product is therefore also equal to $333,333.33(i.e.,$500,000 x 2/3)- Because the Members respective Memorandum Account Products are equal, each Member, including the Independent Member, shall be deemed to have a zero balance in its Memorandum Account as of such time.

     Example #2
     ----------

The Managing Member and the Independent Member each make a Deficiency Contribution of $990,000 and $ 10,000, respectively, and the Non-Managing Member immediately thereafter also makes a Deficiency Contribution of $1,000,000. The Independent Member's Positive Memorandum Account Balance of $10,000 is deemed to be the Positive Memorandum Account Balance of the Managing Member and thus the Managing Member has a Positive Memorandum Account Balance of $ 1,000,000, the Non-Managing Member also has a Positive Memorandum Account Balance of $1,000,000 and the Independent Member shall be deemed to have a Positive Memorandum Account Balance of zero. The Managing Member's Memorandum Account Product is therefore equal to $333,333-33 $1,000,000 x 1/3), and the Non-Managing Member's Memorandum Account Product is therefor e equal to $666,666.66 (i.e,, $1,000,000 x 2/3).
The "Remaining Memorandum Account Balance" is therefore $333,333.33 (i.e., the positive difference between $666,666,66 and $333,333,33). The Non-Managing Member is the Member with the greater Memorandum Account Product, and is therefore the "Remaining Memorandum Account Member." The Managing Member is the Member with the lesser Memorandum Account Product and is therefore the "Eliminated Memorandum Account Member." Thus, the Non-Managing Member shall be deemed as of such time to have a Positive Memorandum Account Balance equal to $500,000 (i.e., the Remaining Memorandum Account Balance of $333,333.33, divided by 2/3 [the Company Percentage of the Eliminated Memorandum Account Member)], and the Managing Member shall be deemed to have a Memorandum Account balance of zero.

     Example #3
     ----------

The Managing Member and the Independent Member each make a Deficiency Contribution of $1,980,000 and $20,000, respectively, and the Non-Managing Member immediately thereafter makes a Deficiency Contribution of $500,000. The Independent Member's Positive Memorandum Account Balance of $20,000 is deemed to be the Positive Memorandum Account Balance of the Managing Member and thus the Managing Member has a Positive Memorandum Account Balance of $2,000,000, the Non-Managing Member has a Positive Memorandum Account Balance of $500,000 and the Independent Member shall be deemed to have a Positive Memorandum Account Balance of zero. The Managing Member's Memorandum Account Product is therefore equal to $666,666.66 (i.e., $2,000,000 x 113) and the Non-Managing Members Memorandum Account Product is therefore equal to $333,333.33 (i.e., $500,000 x 2/3). The "Remaining Memorandum Account Balance" is therefore $333,333.33 (i.e., the positive difference between $666,666.66 and $333,333,33). The Managing Member is the Member with the greater Memorandum Account Product, and is therefore the "Remaining Memorandum Account Member." The Non-Managing Member is the Member with the lesser Memorandum Account Product and is therefore the "Eliminated Memorandum Account Member." Thus, the Managing Member shall be deemed as of such time to have a Positive Memorandum Account Balance equal to $999,999.99 (i.e-, Remaining Memorandum Account Balance of $333,333.33, divided by 1/3 [the Company Percentage of the Eliminated Memorandum Account Member]) and the Non-Managing Member shall be deemed to have a Memorandum Account Balance of zero. Upon the distribution of Distributable Cash to the Managing Member pursuant to Section 4.3 .B., an amount equal to 1% of the amount distributable to the Managing Member (i,e., the ratio of the Deficiency

Contribution of the Independent Member to the Deficiency Contribution of the Managing Member) shall be distributed to the Independent Member.

     Section 4.4. Distributions Upon Preferred Member Interests. Notwithstanding
                  ---------------------------------------------
any other provision of this Article IV, each Member holding a Preferred Member Interest shall be entitled to a priority in all distributions to the extent and in the manner set forth in Section 3.7 hereof

                ARTICLE V P0WERS.  RIGHTS AND DUTYS OF MEMBERS.
                -----------------------------------------------

     Section 5. 1. Authority of Members.

     A.  Authority -of Managing- Member.  Except as specifically otherwise
         ------------------------------
provided in this Agreement, Managing Member shall act as the managing member, and shall have the full and sole power and authority to manage the operations and affairs of the Company. Neither the, Company nor the Managing Member shall appoint managers or elect officers for the management of the Company. Except to the extent expressly set forth in Section 5.1.E. or any other provision of this Agreement, the Independent Member shall not participate in the management or operation of the Company,

     B.  Non-Unanimous Decisions. The Managing Member shall regularly consult
         -----------------------
with the Non-Managing Member on all matters other than day-to-day operations, including specifically the matters enumerated below in this Subsection 5.1.B ("Non-Unanimous Decisions"), but no prior approval by the Non-Managing Member of the Managing Member's proposed action with respect to any such matter shall be required, except in the case of a matter hereinafter designated as an "Arbitration Non-Unanimous Decision." However, in the event of a dispute as to any Arbitration Non-Unanimous Decision, the sole remedy of the parties shall be to invoke the arbitration provisions of Section 7.7 of this Agreement, and provided the Non-Managing Member has received a written statement of the proposed action and the Non-Managing Member fails to invoke arbitration as provided in Section 7.7 hereof, the Managing Member may proceed without the agreement of the Non-Managing Member. Except with the consent of the Non-Managing Member in each instance, the Managing Member shall not exercise its authority under this Subsection 5.1.B so as to cause Economic Injury to the Non-Managing Member or breach the Managing Member's fiduciary duties.

  (1) Any capital expenditure or any related series of capital expenditures, or act which would commit the Company to make any capital expenditure (or any related series of capital expenditures), of $5,000,000 or more (an "Extraordinary Capital Expenditure"), regardless of whether or not the same shall be included in an approved annual Budget Any Extraordinary Capital Expenditure shall be funded from contributions by the Members in accordance with, and subject to the provisions of, Section 3.4 above. The making of an Extraordinary Capital Expenditure shall be an Arbitration Non-Unanimous Decision.

  (2) The acquisition or any additional real property and the terms of such acquisition.

  (3) The engagement and retention of the leasing agents or other equivalent level personnel,

  (4) The termination of the Purchased Services Agreement other than in accordance with the terms of the Purchased Services Agreement.

  (5) The design of any construction at the Business Property, including product types, architectural and engineering drawings, and plans and specifications.

  (6) Any concessions by the Company or restrictions on the Company or the Business Property in connection with obtaining zoning, variances, map approval, entitlements, permits or other governmental approvals.

  (7) Any deviation of greater than ten percent (10%) from the expense portion of the applicable Budget other than in relation to debt service, taxes or utilities shall constitute an Arbitration Non-Unanimous Decision unless the Managing Member shall effect such deviation through an amendment to the Budget under the collaborative process set forth in Section 5.10 of this Agreement.

  (8) Lease forms and leasing parameters for the office, retail and Dartmouth Garage components of the Business Property for each calendar year (once approved in writing by the Members or the Managing Member, herein called the "Approved Lease Forms" and the "Approved Leasing Parameters" for the year in question). However, the adoption of leasing parameters by the Managing Member having a net differential greater than $5,000,000 with respect to leasing parameters proposed by the NonManaging Member shall constitute in Arbitration Non-Unanimous Decision.

  (9) Any agreement with a tenant or prospective tenant providing for gross rents of $5,000,000 or more over the entire term of the lease, including any possible extension or option periods thereunder but excluding extension or option periods of office leases which provide for rental at the higher of fair market rent or the rent in effect prior to such extension or option periods, The decision to enter into such an agreement shall be an Arbitration Non-Unanimous Decision. At the request of either Member, the Company will enter into a lease with a third party with respect to the Dartmouth Garage and other garage facilities of the Company (which third party may be the present operator of the garage facilities) for a term of one year or more under which the payments by the tenant would constitute "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code. Prior to the expiration of such lease, a new lease shall be entered into by the Company, at the request of either Member, such that the Dartmouth Garage and other garage facilities of the Company remain at all times subject to leases under which the payments by the tenant constitute "rents from real property." Notwithstanding the foregoing, any such lease shall (i) be on economic terms which are no less favorable to the Company, the Manager, or the Purchased Services Provider, than the parking/garage agreement(s) in effect at the time of such request, (it) provide for a rental which is based on the gross revenue from the, Garage and/or garage facilities, and (iii) not alter the Company's responsibilities with respect to the upkeep and real estate asset management (as opposed to day to day operational management) of the Garage and/or garage facilities.

  (10) The institution, prosecution, defense, dismissal or settlement of any litigation, arbitration or mediation (other than with a Member) involving the Company or its assets. Any such matter which involves an expense to or actual or potential liability of the Company in excess of $5,000,000 shall constitute an Arbitration Non-Unanimous Decision.

  C. Unanimous approval Major Decisions.  The following matters, in this
     ----------------------------------
  Subsection 5. I.C shall require the prior written approval of both the Managing Member and the Non-Managing Member before action binding on the Company may be taken by the Managing Member with respect to such matter.

     (1) Any sale or other transfer, by the Company involving all or any significant portion of the Company Property, and the terms of and parties to the documentation relating to the same.

     (2) Any financing or refinancing including any modification or amendment of the terms of the Existing Loan and the terms relating to the same by the Company involving all or any portion of the Company Property, and the terms of and parties to the documentation relating to the same, The Members acknowledge and agree that the Company (a) shall pay monthly installments of interest hereafter coming due with respect to the Existing Loan in an amount sufficient to repay interest calculated at the "Contract Rate" in lieu of payment of interest calculated at the "Pay Rate" (as such terms are defined -in the Existing Loan Documents), and (b) may continue to negotiate with Existing Lender concerning elimination of provisions in the Existing Loan Documents relating to (i) the "Loan Escrow Account" (as defined in Exhibit "E" attached hereto), (ii) subordination of compensation under the Management Agreement and the Purchased Services Agreement, and (iii) the "Contingent Equity" rights (as described in the Equity Payment Agreement), as the same are more particularly described in Exhibit "E," and that upon refinancing of the Existing Loan, the principal amount of the new mortgage loan shall be $195,000,000 (any balance due with respect to the Existing Loan above such amount, to the extent in excess of the $15,110,840.00 being contributed by the

Managing Member pursuant to Section 3.6 hereof, shall be funded by the Members by capital contributions in proportion to their Company Percentages).

     (3) The selection and terms of engagement of any entity as the manager or as a major provider of consulting or similar services to those provided under the Purchased Services Agreement or the Management Agreement, including a submanager but excluding leasing agents, provided that the Non-Managing Member shall not unreasonably withhold or delay its consent to such selection and engagement by the Managing Member following the termination of the Management Agreement or of the Purchased Services Agreement. Notwithstanding the foregoing, Manager has heretofore been engaged as the manager of the Business Property pursuant to the Management Agreement, and Purchased Services Provider has heretofore been engaged to provide financial, consulting and operational services to the Business Property pursuant to the Purchased Services Agreement. Notwithstanding the foregoing, in the event that an "Overseas Exit" (as defined in the Purchased Services Agreement) shall occur and the Purchased Services Agreement is terminated, the Managing Member shall propose not less than 5 alternative qualified management companies to provide the services described in the Purchased Services Agreement, and the Non-Managing Member shall have the right to select one of the 5 as the successor provider. Anything herein to the contrary notwithstanding, (i) in the event the Purchased Services Agreement is terminated pursuant to Section 2.2.4 of the Purchased Services Agreement (i.e. the Section thereof with respect to the ownership by the "JMB Group" of the "Required Minimum Number" of "Adjusted Shares", as such terms are defined in the Purchased Services Agreement), any cost savings from any reduction in fees or sums paid to the provider's replacement for the first 18 months of such replacement (or such portion thereof as JMB or an Affiliate of IMB remains a Member), shall be distributed entirely to JMB (without reducing any other amounts distributable to JMB), and
  (ii) in the event the Purchased Services Agreement is terminated for any reason, and the same is replaced with an agreement at lower fees or other sums, Overseas shall cause the Management Agreement to be amended to provide for a corresponding reduction in the fees and sums payable by the Company. In addition, following an Overseas Exit, the successor to Overseas as Managing Member shall not, without the prior written consent of the Non-Managing Member, become (directly or indirectly) the Manager under the Management Agreement and the Purchased Services Agreement. If the Management Agreement shall be terminated for any reason, the Purchased Services Provider shall become the Manager under the Management Agreement unless at the time of such termination Purchased Services Provider shall be in default under the Purchased Services Agreement.

     (4) The acquisition of any additional real property unless both the following criteria are met--(i) the property is either functionally or geographically related to the, Business Property, and (ii) the purchase price thereof is $1 million or less.

  (5) Any concessions by the Company or restrictions on the Company or the Business Property, in correction with obtaining zoning, variances, map approval, entitlements, permits or other governmental approvals where any of the foregoing relates to a major portion of the Business Property.

  (6) Any transaction with a party related to or affiliated with a Member or any compensation or reimbursement to, or other transaction with, a Member or any party related to or affiliated with a Member except payment or compensation under or pursuant to within the Management Agreement or other Purchased Services Agreement; provided that the Non-Managing Member shall not unreasonably withhold or delay its consent to such a transaction if it is upon economic terms customary in similar transactions with non-related or non-affiliated parties and is not otherwise a Unanimous Approval Major Decision. Similarly, if the Non-Managing Member proposes that the Company engage a party related to or affiliated with the Non-Managing Member, the Managing Member shall not reject such proposal solely on the grounds of such relationship or affiliation.

  (7) Permit the Company to merge or consolidate with any other entity.

  (8) Make, execute or deliver on behalf of the Company any assignment for the benefit of creditors or any guarantee, indemnity bond or surety bond, other than reasonable and customary bonds and assurances to governmental agencies in connection with the obtaining of entitlements and other governmental approvals or to lenders in connection with development or construction financing; or obligate the Company or any Member as a surety, guarantor or accommodation party to any obligation.

  (9) File any petition, or consent to the appointment of a trustee or receiver or any judgment or order, under the federal bankruptcy laws.

  (10) Any transaction or action which could not reasonably be construed by the Managing Member as being within the scope of the purposes of the Company as set fourth in Section 1.4.

  (11) Any revaluation of the Company Property and increase or decrease in the Book Capital Account of the Members pursuant to Section 1.2C of Exhibit "C" attached hereto.

     As used herein, "Economic Injury" means any action which, in the judgment of a reasonable business person, with knowledge of the then available facts, would create a reasonable likelihood that the action will deprive the Company of an otherwise reasonably expected material economic benefit or inflict an otherwise reasonably avoidable material economic injury upon the Company or any Member's economic interest in the Company.

     In the event. that either Member makes a proposal as to a unanimous Approval Major Decision, and the other Member fails to agree thereto, such proposal shall not be implemented, and there shall be no means (through arbitration or otherwise) for such proposal to be implemented. Without limitation of the foregoing or the provisions of Subsection 5. 1 C(l) above, the Members acknowledge that there shall be no means (through arbitration or otherwise) for the implementation of any proposal by either Member to sell the Business Property if any other Member fails to agree thereto (each Member recognizing that its sole means of realizing upon the value of its interest in the Company is through a sale of its interest pursuant to the provisions of
Article VI below).

     D.   Prohibited Acts.  No Member shall have any authority to:
          ---------------

     (1)  Amend this Agreement, except as expressly permitted herein.

     (2)  Extend the term of the Company,

     (3) Do any act in contravention of this Agreement or which would make it impossible to carry on the business of the Company.

     (4) Except as a result of the liquidation of the Company, possess any Company Property or assign the rights of the Company in specific Company Property for other than a Company purpose.

     (5) Admit a person or entity as a Member except as expressly provided in this Agreement.

     (6) Lend funds belonging to the Company or any Member to any Member or third party or extend to any person, firm or corporation, credit on behalf of the Company, except for extensions of credit to purchasers of parcels of the Project in the ordinary course of business in accordance with the sale terms approved by the Managing Member in accordance with subsection B above.

     E.   Restrictions on Action, Notwithstanding any other provision of this
          ----------------------
     Agreement or any other provision of law that otherwise so empowers the Company to the contrary, until the date on which all obligations of the Company under the Mortgage and the Loan are indefeasibly and fully satisfied, the Company shall not do any of the following:

     (a)  engage in any business or activity other than those set forth in
     Section 1,4 above;

     (b) incur any indebtedness (including, but not limited to, loans from Members), or assume or guaranty any indebtedness of any other entity, other than the incurrence of the Loan and such other indebtedness as may be permitted under the Mortgage;

     (c) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to an entity;

     (d) acquire all, or substantially all, of the assets or capital stock or other ownership interest of any corporation or other entity;

     (e) without the Consent of all of the Members institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustees sequestrator (or other similar official) of the Company or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action; provided however, that if there
                                               -------- -------
     shall not be at least one (1) Independent Director as required pursuant to
     Section 1.6 hereof, no vote upon any matter set forth in this Section 5.1 -
     E. shall be taken unless and until such an Independent Member with such an Independent Director shall have been duly admitted and voting.

     F.   Certain Affiliate Transactions.  The terms of the Management Agreement
          ------------------------------
     and the Purchased Services Agreement are hereby approved.

     Section 5.2.   Certain Obligations of Managing Member
                    --------------------------------------

     A.   Generally.  Managing Member shall at all times act in a fiduciary
          ---------
capacity in exercising its power and authority, shall fully and faithfully discharge its obligations and responsibilities, and shall devote such time and attention to Company affairs as may be reasonably necessary for the proper management and supervision of the Company's business and the discharge of its duties under this Agreement. Managing Member shall diligently and continuously pursue the operation of the Business Property, and shall make its personnel or the personnel of its affiliates available to the Company to the extent necessary in order that its obligations may be adequately discharged.

     B.   Administration of Company.  Managing Member shall cause to be kept
          -------------------------
proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Company's business as are usually entered into such records and books of account kept for business of a like character. The Company's records and books shall be kept on a cash basis, except as the Managing Member may otherwise determine. At all times, such books and records shall be available at the Company's principal place of business for inspection, examination and photocopying by any other Member, or the duly authorized representative thereof, during reasonable business hours. Any expense for such inspection shall be borne by the respective Member causing the inspection.

     C.   Reports.  The Managing Member shall provide each other Member with
          -------
reports as follows:

          (a) An annual report of all income and all expenses within 120 days of the end of the calendar year, audited by an independent nationally recognized "Big Six" accounting firm reasonably satisfactory to the Non-Managing Member.

          (b) Monthly operating statements and reports of financial condition of the Company for each calendar month submitted to the Members within 15 days of the end of each such month.

          (c) Such information as is necessary for the preparation by each Member of its federal, state and local income tax returns,

          (d)  Such other reports as may be reasonably requested by any Member.

  D.      TM Matters.  As further set forth in Exhibit "C" attached hereto, the
          ----------
Managing Member shall be the "Tax Matters Partner" and shall be responsible for preparing the federal and state tax returns of the Company.

  E.      Notice of Direct Lease.  Managing Member shall, within one hundred
          ----------------------
eighty (180) days after the date of this Agreement, cause to be delivered to Urban and MTA a written notice of the Company's and Nominee's election to convert the Central Area Sublease to a direct lease with MTA (upon the terms of the Central Area Sublease), in accordance with Section 6 of the Direct Lease Agreement-

  Section 5.3.  Other Activities.  Except as otherwise provided in this
                ----------------
Agreement or in any agreement among the Members; (1) each Member recognizes that each other Member has an interest in investing in, developing, constructing, operating, transferring, Leasing and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests; (2) neither the Company nor any Member shall have any right by virtue of this Agreement or the limited liability company Membership relationship created hereby in or to any other ventures or activities in which any Member is involved or to the -income or proceeds derived therefrom; (3) the pursuit of other ventures and activities by each Member, even if competitive with the business of the Company, is hereby consented to by such other Member and shall not be deemed wrongful or improper- (4), no Member and no affiliate of a Member shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company; and (5) each Member and each affiliate of a Member shall have the right to take for its Own account, or to recommend to others, any such particular investment opportunity.

     Section 5.4   Liability of Members, Subject to the provisions of any other
                   --------------------
agreement to which the Members are parties, and except for the obligations to a Member or Members of the Company imposed under such other agreement, no Member shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any action taken or failure to act by such Member on behalf of the Company within the scope of the authority conferred on it by this Agreement unless such action or omission constituted a material breach or material default under this Agreement, a breach of fiduciary duty, gross negligence or willful misconduct. Each Member shall act as a fiduciary with respect to the other Member in all matters relating to the Company.

     Section 5.5.  Indemnity of Members The Company shall indemnify, defend
                   --------------------
and hold each Member harmless from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions by such Member on behalf of the Company within the scope of authority conferred on it by this Agreement, including, any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in good faith and did not constitute a breach or default under this Agreement, a breach of fiduciary duty, gross negligence or willful misconduct.

     Section 5.6.  Compensation.  No Member shall be entitled to any payment
                   ------------
or compensation for the performance of its obligations under this Agreement except as expressly provided in this Agreement, the Management Agreement and the Purchased Services Agreement.

     Section 5.7.  Company Not Manager Managed   Notwithstanding the
                   -----------------------------
  foregoing, Managing Member shall not constitute a "manager" within the meaning of Section 18-1 01 of the Act.

     Section 5.8.  Property Supervisors-.  The Members agree that Managing
                   ---------------------
Member shall cause Manager to employ for the duration of the term of the Management Agreement the following four (4) individuals to be selected by the "Personnel Committee" (as defined below).- (1) the first individual (the "Property Supervisor") shall be responsible for general supervision of all property management and leasing activities at the Business Property, including supervision of the performance by Purchased Services Provider of its obligations under the Purchased Services Agreement; (2) the second individual (the "Retail Supervisor") shall be responsible, under the Property Supervisor, for supervision of retail property management and leasing activities at the Business Property, including supervision of the

Performance by Purchased Services Provider of its Obligations under the Purchased Services Agreement with respect to the leasing of the retail portion of the Business Property; (3) the third individual (the "Office Supervisor") shall be responsible, under the Property Supervisor, for supervision of office property management and leasing activities at the Business Property; and (4) the fourth individual (the "Accounting Supervisor") shall be responsible, under the Property Supervisor, for the supervision of all accounting services to the Company, including supervision of the performance by Purchased Services Provider of its obligations under the Purchased Services Agreement with respect to the accounting services to be performed by it under the Purchased Services Agreement. The Property Supervisor, the Retail Supervisor, the Office Supervisor and the Accounting Supervisor are hereinafter collectively referred to as the "Supervisors". The Personnel Committee shall have sole authority and responsibility for making all decisions concerning the hiring, termination, compensation, and other terms of employment of the Supervisors, and Managing Member shall cause Manager to implement the, decisions of the Personnel Committee regarding the Supervisors. Pursuant to the Management Agreement, Manager shall be solely responsible for supervision and control of the Supervisors, and shall be responsible for compliance with all laws and regulations affecting employment of the Supervisors, including the provisions of any benefits or compensation required by statute or future contract in connection with the Supervisors.

     Section 5.9.  Personnel Commitee.  A personnel committee shall be
                   ------------------
established within the Company (the "Personnel Committee"), which shall be comprised initially of two (2) individual members designated by the Managing Member, and one (1) individual member designated by the Non-Managing Member, and such Personnel Committee shall have sole authority and responsibility for making all decisions concerning the hiring, termination, compensation, and other terms of employment of the Supervisors. Each of the Non-Managing, Member and the Managing Member shall have the right from time to time to replace any member of the Personnel Committee designated by it as provided above as it deems appropriate by written notice to the other party. Managing Member hereby designates each of Bruce M, Barone and Michael Molletta as its initial members of the Personnel Committee, and Non-Managing Member hereby appoints H. Rigel Barber as its initial member of the Personnel Committee. In no event shall any member of the Personnel Committee have any personal liability in connection with its membership and activities of the Personnel Committee. The Personnel Committee shall have exclusive authority for ensuring compliance with all laws and regulations affecting employment of all employees of the Company, including the provisions of any benefits or compensation required by statute or future contract. The Personnel Committee shall meet telephonically or in person at least once each calendar year in order to discharge its duties (or within ten
(IO) days after the written request of any member of the Personnel Committee). Subject to the last sentence of this Section, all actions and decisions of the Personnel Committee shall require the approval of at least the majority of the members of the Personnel Committee, and each Member shall cause each member of the Personnel Committee designated by it to act with reasonable care iii connection its activities in connection with the Personnel Committee (including any proposals, approvals or disapproval's made by such member in connection with the Personnel Committee)- The Personnel Committee has determined that the initial Supervisors to be hired by Manager on the date hereof are the following individuals (the "Initial Supervisors"). (1) Paul C. Grant shall be the Property Supervisor; (2) Robert Prendergast shall be the Retail Supervisor; (3) Peter J. Dominski shall be the Office Supervisor; and (4) an individual to be designated by the Personnel Committee within thirty (30) days after the date hereof shall be the Accounting Supervisor. The termination and any changes to the compensation and other terms of employment of any of the Initial Supervisors shall require the unanimous approval of the members of the Personnel Committee and the member designated by Non-Managing Member may act as he deems best, in his sole and absolute discretion-

     Section 5.1 0.   Annual Budget, The Manager shall, within ninety (90) days
                      -------------
prior to the commencement of each calendar year, submit to each of the Members a proposed annual budget with respect to the operations of the Company and the Business Property for the upcoming calendar year. The final budget for such calendar year (each such budget being referred to herein as a "Budget") shall be determined by Managing Member only after a collaborative and advisory process involving both the Managing Member and the NonManaging Member, and shall contain a comprehensive projection of all proposed cash expenditures, capital expenditures and Company reserves- provided that, the Managing Member shall not include in any Budget reserves or expenditures that, in nature or amount, would constitute a breach of the Managing Member's fiduciary duties to the Non-Managing Member or would result in an Economic Injury to the Non-Managing Member.

     Section 5.1 1.   Maintenance of Separate Business.- The Company shall at
                      ----------------------------------
all times (a) allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including paying for office space and services performed by any employee of an Affiliate, (b) maintain its books, financial statements, accounting records and other corporate documents and records separate from those of any Affiliate or any other entity, (c) not commingle its assets with those of any Affiliate or other entity, (d) maintain its books of account, bank accounts and payroll separate from those of any Affiliate or any other entity, (e) act solely in its own name and through its own authorized officers and agents and in all respects hold itself out as a legal entity separate and distinct from its Members and any other entity, (f) maintain an arm's-length relationship with each Affiliate and enter into all transactions with any Affiliate only upon a commercially reasonable basis, (g) separately manage the Company's liabilities from those of its Members and all other-Affiliates and pay its own liabilities, including all administrative expenses and compensation to employees, consultants or agents, and all operating expenses, from its own separate assets, except that a Member or other Affiliate, pursuant to management arrangements, may pay the organizational expenses of the Company and maintain a sufficient number of employees in light of the Company's contemplated business operations, (h) not acquire obligations or securities of the Company's Members or Affiliates, (i) use separate stationery, invoices and checks bearing its own name, (j) not pledge the Company's assets for the benefit of any other person or entity, or make any loans or advances to any other entity, or buy or hold evidence of indebtedness issued by any other person or entity (except for cash and - investment grade securities), (k) correct any known misunderstanding regarding the Company's separate identity, and (1) maintain adequate capital in light of its contemplated business operations. The Company shall abide by all organizational formalities, including the maintenance of current minute books, and the Company shall cause its financial statements to be prepared separate from any Affiliate in accordance, with generally accepted accounting principles in a manner that indicates the separate existence of the Company and its assets and liabilities, The Company shall (i) pay all its liabilities, and (ii) not assume or guaranty, or hold out its credit as being able to satisfy, the liabilities of any Member or other Affiliate or any other entity. The officers, directors and Members of the Company (as appropriate) shall make decisions with respect to the business and daily operations of the Company independent of and not dictated by any Member or other Affiliate. The Members of the Company shall be required to consider the interests of the creditors of the Company in connection with all actions conducted by the Company.

                   ARTICLE VI TRANSFER OF COMPANY INTERESTS.
                   -----------------------------------------

     Section 6. 1.   Restrictions on Transfer.
                     ------------------------

     A. Except as otherwise expressly provided in this Section 6. 1, no sale, assignment, transfer, encumbrance or hypothecation shall be made by a Member of the whole or any part of its Company interest (including its interest in the capital or profits of the Company) without the prior written consent of the other Member,

     B. No sale, assignment, transfer, encumbrance, hypothecation or issuance in violation of the provisions hereof shall be valid or effective for any purpose, and no consent to one or more of the same shall be deemed consent to any other of the same.

     C. So long as any obligations of the Company under the Loan and the Mortgage remain outstanding, no transfer of any direct or indirect ownership interest in the Company such that either (i) the transferee becomes the owner of more than a 49% interest in the Company, or (ii) the transferee is an affiliate or a family member of a transferor which owned more than a 49% interest in the Company before such transfer, may be made unless, prior to the consummation of such transfer, the Company has caused to be delivered to the Lender and to any applicable Rating Agency an acceptable non-consolidation opinion concerning, as applicable, the Company, the new transferee and/or their respective owners.

     Section 6.2.    Effect of Assignment Documents.  In the event of any sale,
                     ------------------------------
assignment or transfer permitted hereunder, the Company shall not be dissolved or wound up but instead shall continue as before, with, however, the addition or substitution of such new Member. No such sale, assignment or transfer shall relieve the assignor from any of its obligations under this Agreement without the prior written consent of all Members (which consent shall not be unreasonably withheld as to obligations assumed by an assignee provided, among other matters, the assignment is permitted hereunder and the Managing Member are reasonably satisfied that the assignee is sufficiently creditworthy to timely satisfy such obligation). Notwithstanding the foregoing, as a condition to any sale or assignment by a Member, the transferee or assignee must execute and deliver to the other Member an assumption (in form reasonably satisfactory to all Members) of all the obligations of the assignee under this Agreement arising from and after the date of such assignment.

     Section 6.3.   Permitted Assignments.. Notwithstanding the provisions of
                    ----------------------
Section 6.1 hereof, either Member may, with the consent of the other Member (such consent not to be unreasonably withheld or delayed), assign or transfer in whole (but not in part) its Company interest (including, but not limited to, its interest in the capital or profits of the Company), at any time to an Affiliate of a Member (and in the event of such assignment, the transferor shall remain liable for the obligations and liabilities hereunder in the same manner and to the same extent as if such assignment had not been made), Overseas hereby consents to the transfer of JMB's interest to Urban Shopping Centers, L.P. or to a limited partnership of which the sole general partner is and shall remain Urban Shopping Centers, Inc. (or its wholly owned subsidiary) and the sole limited partner in which is and shall remain Urban Shopping Centers, L.P. In addition, either Member may assign or transfer its Company Membership interest in whole (but not in part) to an entity which is not an Affiliate of such Member, provided all of the following conditions are met: (1) the non-transferring Member must have approved of the transferee, (ii) the transferor must have complied with the provisions of Section 6,4 below (the right of first refusal there-in set forth), (iii) the purchase price payable for the interest must be payable entirely in cash or in cash and promissory notes which are not secured by such interest, (iv) any consent or approval required under any loan documents to which the Company is a party or to which the Company Property is subject has been obtained at the sole cost and expense of the transferring Member, and (V) the transferee must be of good business reputation and character. Anything herein to the contrary notwithstanding, no transfer by a Member (whether direct or indirect) shall be effective if it would or may cause the Company to be treated as an association taxable as a corporation, or if such transfer is effected through an "established securities market" or a "secondary market (or the substantial equivalent thereof)," within the meaning of Section 7704 of the Code.

     Section 6.4.   Right of First Refusal on Sale of Company Interests.
                    -----------------------------------------------------
Before either Member (the selling member herein called the "Selling Member") actually concludes a sale of its Company interest permitted hereunder to a person or entity other than an Affiliate of the Selling Member, and after the requirements of Section 6.3 have been satisfied, the Selling Member shall give notice (the "SALE NOTICE") to the other Member (the "NON-SELLING MEMBER") setting forth the identity of the proposed purchaser, the purchase price and the terms of payment of the proposed sale. The Non-Selling Member will have 30 days after the giving of such notice to elect, by giving written notice (the "PURCHASE NOTICE") to the Selling Member, to acquire the Selling Member's interest in the Company for the purchase price and terms therein specified in the Sale Notice, and 90 days after the making of such election to close such sale. If such election shall not be made, then the Selling Member may conclude a sale to the proposed purchaser at any time or times within 180 days after the giving of the Sale

Notice for a purchase price and on terms which are at least as favorable to the Selling Member as those contained in the Sale Notice; but if a sale is not consummated within such period, then the rights of the Non-Selling Member to notice and purchase as aforesaid shall continue as to any new sale. If, on the other hand, the Non-Selling Member make such election to acquire such interest from the Selling Member but fails to consummate the purchase, then without limitation on the rights and remedies of the Selling Member, the rights of such Non Selling Member under this Section 6.4 shall be permanently lost.

     Section 6.5.   Withdrawal. Except as set forth in this Agreement, no Member
                    ------------
may resign, retire or otherwise withdraw from the Company.

                         ARTICLE-VII CERTAIN REMEDIES.
                         ----------------------------

     Section 7,1.   [Intentionally Omitted]

     Section 7.2.   No Partition.  Each Member hereby irrevocably waives any and
                    ------------
all rights that it may have to maintain any action for partition of any of the Company Property.

     Section 7.3.   Litigation Without Termination.  Either Member shall be
                    ------------------------------
entitled to maintain, on its own behalf or on behalf of the Company, any action or proceeding against the other Member or the Company (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement or any other agreement entered into in connection with the same, notwithstanding the fact that any or all of the parties to such proceeding may then be Members in the Company, and without dissolving the Company as a limited liability company.

     Section 7.4.   Attorneys Fees  If the Company or any Member obtains a
                    --------------
judgment against any other Member by reason of breach of this Agreement or failure to comply with the provisions hereof, a reasonable attorneys' fee plus other costs and expenses as fixed by the court shall be included in such judgment.

     Section 7.5,   Cumulative Remedies.  Except for arbitration as provided in
                    -------------------
Section 7.7 (which shall permit the judicial enforcement of any decision by arbitration under Section 7.7), no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (subject, however, to the limitations expressly herein set forth)-

     Section 7.6,   No Waiver.  No waiver by a Member or the Company of any
                    ---------
breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement, whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance. No failure or delay on the part of a Member or the Company to exercise any right it may have shall prevent the exercise thereof by such Member or the Company at arty time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

     Section 7.7.    Arbitration.
                     -----------

                            ARBITRATION OF DISPUTES
                            -----------------------

     A. SUBJECT TO THE PROVISIONS OF THIS SECTION 7.7, ANY DISPUTE AS TO AN ARBITRATION NON-UNANIMOUS DECISION SHALL BE, RESOLVED SOLELY BY ARBITRATION IN BOSTON, MASSACHUSETTS, IN ACCORDANCE WITH THE FOLLOWING:

         (1) A DISPUTE AS TO AN ARBITRATION NON-UNANIMOUS DECISION FOR PURPOSES OF THIS SECTION 7.7 SHALL ONLY BE DEEMED TO OCCUR IF (A) THE NON-MANAGING MEMBER RECEIVES A WRITTEN STATEMENT FROM THE MANAGING MEMBER OF A PROPOSED DECISION OR ACTION AND THE NON-MANAGING MEMBER GIVES WRITTEN NOTICE TO THE MANAGING MEMBER OF A DIFFERENT OR CONTRARY POSITION AND IN SUCH NOTICE DESIGNATES SUCH POSITION AS AN "ARBITRATION TRIGGER"OR (B) IF EITHER MEMBER MAKES A WRITTEN PROPOSAL TO THE OTHER AND THE OTHER MEMBER GIVES WRITTEN NOTICE TO THE FIRST MEMBER OF A COUNTER-PROPOSAL AND DESIGNATES SUCH COUNTER-PROPOSAL AS AN "ARBITRATION TRIGGER." IN THE EVENT OF SUCH A DISPUTE, EITHER MEMBER MAY (BUT IN ALL EVENTS IN ORDER TO BRING THE DISPUTE UNDER ARBITRATION, ONE OF THE MEMBERS MUST) CLAIM ARBITRATION BY NOTICF, TO THE OTHER WITHIN 15 DAYS AFTER THE GIVING OF A NOTICE DESIGNATING AN ARBITRATION TRIGGER, THE MANAGING MEMBER SHALL NOT IMPLEMENT AN ARBITRATION NON-UNANIMOUS DECISION UNLESS AT LEAST 15 DAYS (60 DAYS IN THE CASE OF A PROPOSED CAPITAL EXPENDITURE) HAVE EXPIRED AFTER NON-MANAGING MEMBER'S RECEIPT OF THE MANAGING MEMBER'S WRITTEN PROPOSAL WITHOUT THE DELIVERY TO MANAGING MEMBER OR AN ARB1TRATION TRIGGER NOTICE, OR IF SUCH AN ARBITRATION TRIGGER NOTICE IS SO DELIVERED, FOR AN ADDITIONAL PERIOD OF 15 DAYS WITHOUT DELIVERY TO MANAGING MEMBER OF A CLAIM OF ARBITRATION. IF ARBITRATION IS TIMELY CLAIMED, THE NON MANAGING MEMBER SHALL NOT IMPLEMENT ITS PROPOSAL UNTIL THE DECISION OF THE ARBITRATOR IS RENDERED, AND THEN SHALL DO SO IN ACCORDANCE WITH SUCH DECISION. IF NEITHER PARTY MAKES SUCH CLAIM IN TIMELY FASHION, MANAGING MEMBER SHALL BE FREE TO ACT AS IT HAS PROPOSED TO DO.

          (2) THE PARTY CLAIMING ARBITRATION SHALL GIVE, WRITTEN NOTICE OF THAT FACT TO THE OTHER, ACCOMPANIED BY A DESIGNATION OF AN ARRITRATOR; IF THE OTHER PARTY FAILS TO DESIGNATE ANOTHER ARBITRATOR BY WRITTEN NOTICE TO THE FIRST PARTY WITHIN THE TIME PERIOD DESCRIBED BELOW, THE ARBITRATOR SHALL BE THE PERSON DESIGNATED BY THE FIRST PARTY, IF THE OTHER PARTY DESIGNATES ANOTHER ARBITRATOR WITHIN SUCH PERIOD, THEN THE TWO ARBITRATORS SO DESIGNATED SHALL SELECT A THIRD ARBITRATOR AS SOON AS PRACTICABLE THEREAFTER, AND THE ARBITRATION SHALL BE CONDUCTED BY THE THIRD ARBITRATOR. FOR PURPOSES OF THE PRECEDING SENTENCE, THE REQUIRED TIME PERIODS SHALL EACH BE 15 DAYS AFTER THE RESPECTIVE DESIGNATION.

          (3) THE MEMBERS AND THE ARBITRATORS SHALL USE THEIR MUTUAL DILIGENT EFFORTS TO CAUSE THE ARBITRATION TO BE CONDUCTED AND A DECISION RENDERED WITHIN 60 DAYS THEREAFTER.

          (4) THE ARBITRATOR SHALL CONDUCT THE ARBITRATION GENERALLY IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, WITH SUCH MODIFICATIONS THEREOF AS THE ARBITRATOR MAY DEEM APPROPRIATE.

          (5) THE ARBITRATOR MAY RETAIN COUNSEL (UNRELATED TO ANY MEMBER) TO ADVISE THEM AS TO THE INTERPRETATION OF THE COMPANY AGREEMENT OR OTHER LEGAL MATTERS, THE COST OF WHICH SHALL BE A COST OF THE ARBITRATION,

          (6) THE ARBITRATION SHALL BE ENTITLED TO REASONABLE COMPENSATION AND REIMBURSEMENT OF EXPENSES AS MUTUALLY AGREED WITH THE MEMBERS, OR IF THEY ARE UNABLE TO AGREE THEN AS REASONABLY DETERMINED BY THE ARBITRATOR.

          (7) THE COMPENSATION OF THE ARBITRATOR AND OTHER COSTS OF THE ARBITRATION SHALL BE BORNE BY THE MEMBER WHOSE PROPOSAL OR POSITION IS NOT SELECTED AS PROVIDED IN SUBSECTION 7.7B BELOW.

          (8) THE AWARD AND ALL OTHER DECISIONS OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON THE MEMBERS AND THE COMPANY, AND A JUDGMENT MAY BE RENDERED THEREON IN ANY COURT OF RECORD, EXCEPT THAT ANY MEMBER MAY CONTEST AND OBTAIN JUDICIAL REVIEW OF THE REASONABLENESS OF THE ARBITRATOR'S DETERMINATION OF COMPENSATION PURSUANT TO CLAUSE (5) ABOVE.

          B. THE ONLY ISSUE TO BE DETERMINED BY THE ARBITRATOR SHALL BE WHETHER, BASED ON THEIR RELATIVE MERITS., THE PROPOSAL OR POSITION OF THE MANAGING MEMBER OR THE PROPOSAL OR POSITION OF THE NON-MANAGING MEMBER IS TO BE SELECTED, AND THE ARBITRATOR SHALL CHOOSE BETWEEN THE TWO PROPOSALS OR POSITIONS WITHOUT ALTERATION OR COMPROMISE OF THE CHOSEN PROPOSAL OR POSITION.

          C. DISPUTES UNDER PROVISIONS OF THIS AGREEMENT OTHER THAN AS TO ARBITRATION NON-UNANIMOUS DECISIONS SHALL NOT BE RESOLVED BY ARBITRATION UNLESS THE PARTIES OTHERWISE AGREE IN WRITING IN THEIR SOLE AND ABSOLUTE DISCRETION, EXCEPT THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO DETERMINE ISSUES UNDER OTHER PROVISIONS OF THIS AGREEMENT TO THE EXTENT NECESSARY TO ACHIEVE A DECISION.

ASSENT TO ARBITRATION PROVISION

    NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE, ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE, THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

    WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


--------------------------                -----------
OVERSEAS                                      JMB

                    ARTICLE VIII DISSOLUTION OF THE COMPANY
                    ---------------------------------------

    Section 8.l.   Events Giving Rise to Dissolution.  No act, thing,
                   ---------------------------------
occurrence, event or circumstance shall cause or result in the dissolution of - the Company, except that, subject to the provisions of Section 5.l.E(c) and
Section 8.2 hereof, the happening of any one of the following events shall result in a dissolution of the Company upon the occurrence thereof.

A-      The sale of all of the real estate assets of the Company (provided, however, that if a portion of the purchase price of such sale is evidenced by a promissory note, the

Company shall not be dissolved by reason of such sale so long as the Company is the holder of such promissory note).

    B. The unanimous agreement in writing by the Members to dissolve the Company

Notwithstanding anything in this Agreement or in the Act to the contrary, neither the death, retirement, resignation, expulsion nor dissolution of a Member, nor (subject to Section 8. 1 A above) any other event which terminates the continued membership of any Member in this Company, shall result in the dissolution of the Company, and the Company shall continue in existence notwithstanding the occurrence thereof

Without limitation on the other provisions hereof, neither the assignment of all or any part of a Member's interest in the Company permitted hereunder nor the admission of a new member shall result in the dissolution of the Company.
Except as otherwise provided in this Agreement, each Member agrees that, (1) without the consent of the other Members, a Member may not withdraw from or cause a voluntary dissolution of the Company, and (ii) so long as the obligations of the Company under the Mortgage and the Loan are outstanding, it shall not withdraw from or cause a voluntary dissolution of the Company.

     Section 8.2.   Purchase Options.  In the event of the Bankruptcy of A
                    ----------------
Member (such event being here-in called the "DISSOLUTION EVENT" and such Member being herein called the "DISSOLUTION MEMBER"), then the other Member shall have the option, exercisable by written notice (the "DISSOLUTION/PURCHASE ELECTION NOTICE") to the Dissolution Member or its personal representative, successor or assign at any time within 21 0 days after it learns of the Dissolution Event, to purchase the Company interest of the Dissolution Member (any such Member being herein collectively called the "ELECTING MEMBER'S on the terms hereinafter set forth (such option being herein called the "COMPANY PURCHASE OPTION"). Nothing herein shall be deemed to require any Member to exercise such Company Purchase Option.

     In the event of the exercise of the Company Purchase Option, the consideration for the purchase of the Dissolution Member's Company interest shall be the amount (if any) that will produce for the Dissolution Member the same amount in cash as it would have received if the Business Property owned by the Company at the date on which the Dissolution Event occurs, had been sold at its then fair market value ("Fair Market Value"), after deducting all closing costs (including attorneys' fees, title insurance costs, brokers' fees and recordation costs) that would customarily be paid by the seller of properties of, like kind and stature, and the Company had been dissolved and wound up following such sale.

     (1) The Fair Market Value of such Business Property shall be as agreed upon by the Electing Member and the Dissolution Member, or if they fail to agree upon such value within 45 days after the giving of the Dissolution/Purchase Election Notice, then as determined by appraisal, in accordance with procedure set forth in Exhibit "D." The electing

Member may rescind its Dissolution/Purchase Election Notice at any time up until the date which is 30 days after the Fair Market Value of the Business Property has been determined.

     (2) Any sum payable for the Dissolution Member's Company interest as hereinabove determined must be paid in cash within 60 days after the determination of the amount of the same as aforesaid. Concurrently with the payment of such sum (or if no amount shall be payable for such interest, then upon demand of the assignee), the assignor of such interest shall deliver or cause to be delivered to such assignee such assignments of Company interest and other instruments and documents confirming the assignment and transfer as such assignee shall reasonably request. The acquisition of such Company -interest as aforesaid shall be deemed effective as of the date on which the Dissolution Event occurred ("DISSOLUTION EVENT DATE"), and, accordingly, the assignee shall be entitled to all profits and losses and distributions of Distributable Cash for any period after the Dissolution Event Date.

     (3) Each Electing Member may assign its rights under this Section 8.2 to purchase the Dissolution Member's Company interest.

     Section 8.3      [Intentionally Omitted)

     Section 8.4.     Dissolution Procedure.
                      ---------------------

     A. In the event of the dissolution of the Company for any reason, the Managing, Member (or, if the Managing Member is Bankrupt or dissolved, then the Non-Managing Member) shall commence to wind up the affairs of the Company and to liquidate its investments. The Member obligated to wind up the affairs of the Company as aforesaid is herein called the "WINDING-UP MEMBER," The Members shall continue to share profits, losses, gain or loss on sale or disposition, and Distributable Cash during the period of liquidation in the same manner and proportion as though the Company had not dissolved.

     B. Following the payment of all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Winding-Up Member to set up such cash reserves as and for so long as it may deem reasonably necessary in good faith for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with the positive balance in each Member's "Book Capital Account" (as defined in Exhibit "C" hereto) and, in the event of any excess proceeds, in accordance with the Member's respective Company Percentages after deducting from the distributive share of a Member any sum such Member owes the Company, together with accrued and unpaid interest thereon.

     C. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and its Capital Contribution thereto and share of Profits or Losses thereof and shall have no recourse therefor (in the event of any deficit in a Member's Capital Account or otherwise) against the other Member; provided that nothing herein contained shall relieve any Member of such Member's obligation to make any Capital Contribution herein provided or to pay any liability or indebtedness owing the Company by such Member, and the Company and the other Member shall be entitled at all times to enforce such obligations of such Member. No holder of a Company interest shall have any right to demand or receive property other than cash upon dissolution and termination of the Company; provided that, the Company may distribute all or any portion of the Company Property in kind with the written consent of all Members, which consent may be withheld in the sole and absolute discretion of any Member.

     D. Upon the completion of the liquidation of the Company and the distribution of all Company Property and funds, the Company shall terminate and the Winding-Up Member shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company-

     Section 8.5.   Certain Matters as to Non Association Status.  In the event
                    --------------------------------------------
that under both Federal and Massachusetts income tax law, the elimination of
Section 8. 1 A will not cause the Company to be treated as an association taxed as if it were a corporation, then, notwithstanding any other provisions of this Agreement to the contrary, neither the Bankruptcy of a Member nor any other event which terminates a Member's continued membership in the Company will be a Dissolution Event, and accordingly, the provisions of Sections 8.1, 8.2 and 8.4 will not apply to such Member.

                           ARTICLE IX MISCELLANEOUS.
                           -------------------------

     Section 9.1. Notice Any notice,, which a party is required or may desire to
                  ------
give the other party shall be in writing and may be delivered (1) personally,
(2) by United States registered or certified mail, postage prepaid, or (3) by United Parcel Service or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice). Any such notice shall be addressed as follows (subject to the right of A party to designate a different address for itself by notice similarly given)-.

     To Overseas:
     ------------

     Overseas Partners Capital Corp.
     115 Perimeter Center Place, Suite 940
     Atlanta, GA 30346
     Attention: Bruce M. Barone, President

     with a copy to-

     Overseas Partners Ltd.
     Craig Appin house

     P.O. Box HM1581
     8 Wesley Street
     Hamilton 14M GX BERMUDA
     Attention:  Bruce M. Barone, President

     with copy to:

     Overseas Partners Capital Corp.
     115 Perimeter Center Place, Suite 940
     Atlanta, GA 30346
     Attention:  Legal Department

     with copy to:

     Hutchins, Wheeler & Dittmar
     101 Federal Street
     Boston, Massachusetts 02110
     Attention:    John C. Thomson, Esq.

     To JMB:
     -------

     JMB Realty Corporation
     900 North Michigan Avenue, Suite 1900
     Chicago, Illinois 60611
     Attention:    Rigel Barber

     with copy to:

     JMB Realty Corporation
     900 North Michigan Avenue, Suite 1900
     Chicago, Illinois 60611
     Attention:     General Counsel

     and with copy to-

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars, 26th Floor
     Los Angeles, California 90067
     Attention:  Real Estate Notices (PGN)

     To Copley:
     ----------

     [addresses to be supplied]

Any notice so given by United States mail or courier service shall be deemed to have been given on the date delivered (whether accepted or refused) as evidenced by the return receipt or other proof of delivery. Any notice not so given by U.S. mail or courier service shall be deemed to be given upon receipt of the same by the party to whom the same is to be given,

     Section 9.2.  Entire Agreement.  This Agreement constitutes the entire
                   ----------------
agreement between the parties, This Agreement supersedes any prior agreement or understandings between the parties.

     Section 9.3.  Amendments.  This Agreement may be amended by written
                   ----------
agreement of amendment executed by all Members, but not otherwise. Notwithstanding the foregoing or any other provision of this Agreement, so long as any obligations of this Company under the Mortgage and the Loan are outstanding, the Company shall not amend, alter, change or repeal any of Sections 1.4, 1.6, (including the definitions relating thereto), 3.3, 5.1E, 5.11, 6.1.C., 8.1 and this Section 9.3, Unless any such amendment, alteration, change or repeal receives (i) the prior written consent of the Lender, and (ii) the prior written confirmation from any Rating Agency (as defined in the Mortgage), if any, then maintaining a rating in connection with any securitization or participation of interests in the Loan that such amendment, alteration, change or repeal would not result in the qualification, withdrawal or downgrade of any securities rating.

     Section 9.4.  Governing Law, This Agreement and the rights of the parties
                   -------------
under it shall be interpreted, construed and enforced in accordance with the internal laws of the State ,of Delaware without regard to principles of conflicts of laws.

     Section 9.5.  Successors and Assigns  Except as herein otherwise
                   ----------------------
specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

     Section 9.6.  Captions. Captions contained in this Agreement in no way
                   --------
define, limit or extend the scope or intent of this Agreement.

     Section 9.7.  Severability.  If any provision of this Agreement, or the
                   -----------
application of such provision to any person or circumstances shall be held invalid, the remainder of this Agreement, or the application of such provision to the persons or circumstances, shall not be affected thereby.

     Section 9.8.  Counterparts.  This Agreement may be executed in several
                   ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     Section 9.9.  No Third Party beneficiaries. Nothing in this Agreement,
                   ----------------------------
expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the, restrictions on assignment herein contained, their respective successors and assigns.

     Section 9.10. Certain Terminology.
                   -------------------

     (1) Whenever the words "including,, include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same.

     (2) Except as otherwise indicated, all Article, Section and Exhibit references in this Agreement shall be deemed to refer to the Sections and Articles in, and the Exhibits to, this Agreement.

     Section 9.11. Limitation of liability- No present or future partner,
                   ------------------------
member, officer, director, shareholder, employee, affiliate, advisor or agent of either Member shall have any personal liability, directly or indirectly, under or in connection with this Agreement.

     Section 9.12. Incorporation of Exhibits.  All exhibits attached and
                   -------------------------
referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a Part of) this Agreement,


                     (this space left blank intentionally)

IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Limited Liability Company Agreement as of the date first above written



                         OVERSEAS PARTNERS CAPITAL CORP.,
                         a Delaware corporation

                         By: /s/ Bruce Barone
                             ----------------
                         Name: Bruce M. Barone
                         Title: President
                         "Managing Member"


                         JMB REALTY CORPORATION,
                         a Delaware corporation

                         By: /s/ Elizabeth Kogen
                             -------------------
                         Name: Elizabeth  R. Kogen
                         Title: Vice President


                         COPLEY PLACE CORP., INC.
                         a Delaware corporation

                         By: /s/ Bruce M. Barone
                             -------------------
                         Name: Bruce M. Barone
                         Title: President
                         "Independent Member"

                          COMPANY AGREEMENT EXHIBITS
                          --------------------------



A - Members Capital Contributions

B - Business Property Legal Description

C - Certain Tax and Accounting Matters

D - Method of Determining Fair Market Value

E - Provisions Concerning Existing Loan

                                  EXHIBIT "A"
                                  -----------
                             Members Contributions
                             ---------------------


Overseas    $15,110,840.00

JMB         $0.00

Copley      $_________

                                  EXHIBIT "B"
                                  -----------
                      BUSINESS PROPERTY LEGAL DESCRIPTION
                      -----------------------------------

                                 [TO BE ADDED]

                                  EXHIBIT "C"
                                  -----------
                       Certain Tax And Accounting Matters
                       ----------------------------------

                          Copley Place Associates, LLC

     The following provisions set forth the rules governing, among other matters, the maintenance of capital accounts, the allocation of profits and losses, and the maintenance books and records of Copley Place Associates, LLC (the "Company,,) pursuant to Section 2,1 of the Second Amended and Restated Limited Liability Company Agreement (the "Agreement") to which this Exhibit "C" is attached and of which this Exhibit "C" is a part. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Agreement.

     ARTICLE 1. CAPITAL ACCOUNTS.
     ----------------------------

     Section 1.    Maintenance of Capital Accounts General Rules.  A separate
                   ---------------------------------------------
"Book Capital Account" (as defined in Section 1.2 of this Exhibit "'C") shall be maintained for each Member in accordance with the provisions of this Article I.

     Section 1.2.  Book Capital Accounts.  A capital account (the "Book
                   ---------------------
Capital Account') for each Member shall be established and maintained at all times during the term of the Company in accordance with this Section 1.2 and the capital account maintenance rules set forth in Sections 1.704-1 (b)(2)(iv) and 1.704-2 of the Income Tax Regulations, as the same may be amended from time to time ("Income Tax Regulations"). In the event that at any time during the term of the Company it shall be determined that the Book Capital Accounts shall not have been maintained as required by this Section 1.2, then said accounts shall be retroactively adjusted so that the same shall Conform to this Section 1.2.


               A.  Initial Book Basics of Business Property.  The Members agree
                   ----------------------------------------
that the, aggregate "Book Basis" (as hereinafter defined) as of the date hereof but following the making, of the contributions required as described in Section
3.1 of the Operating Agreement, of the Business Property is $324,900,000.00. As used herein, "BOOK BASIS" OF an item of Company Property means the adjusted basis of such item as reflected IN the books OF the Company, determined and maintained in accordance with the capital accounting rules contained in Section 1.7804-1 (b)(2)(iv) of the Income Tax Regulations.

               B.  Initial Book Capital Accounts.  As used herein, the
                   -----------------------------
"INITIAL BOOK CAPITAL ACCOUNT" of each Member means the Book Capital Account as of the date hereof but following the making of the contributions required as described in Section 3-1 of the Operating Agreement, The Initial Book Capital Account of each Member shall be as follows:

                    Overseas  $79,697,540.00
                    JMB       $39,848,770.00
                    Copley    $_____________

               C.  Optional Revaluation's of Company Property The Company may
                   ------------------------------------------
make the election to revalue Company property and to increase or decrease the Book Capital Accounts of the Members as permitted Under Section 1.704-1
(b)(2)(iv)(f) of the Income Tax Regulations as determined by the approval of both of the Members. Any action taken pursuant to this Section 1.2C shall constitute a Unanimous Approval Major Decision as set forth in Section 5. IC of the Agreement

               D.  Determination of Book Items.  The book values of Company
                   ---------------------------
Property shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such properties pursuant to Section 734(b) or Section 743(b) of the Code to the extent that such basis adjustments
(i) are taken into account in determining Book Capital Account balances pursuant to Section 1.704-1 (b)(2)(iv)(rn) of the Income Tax Regulations and (ii) have not been reflected in adjustments to the book values of such properties pursuant to Section 1.2C, If an item of Company Property has an adjusted tax basis equal to zero, adjustment to the book value of such property shall be determined under any reasonable method selected by Managing Member.

               E.  Book Adjustments on Distributions.  With respect to all
                   ---------------------------------
distributions of Company Property to the Members, the Company shall comply with the provisions contained in Section 1-704-1(b)(2)(iv)(e) of the Income Tax Regulations (relating to adjustments to the Members' Book Capital Accounts in connection with such distributions) and all allocations and adjustments made in connection therewith shall be in accordance with Article II of this Exhibit "C."


     ARTICLE II  ALLOCATION OF INCOME, LOSSES AND DEDUCTIONS FOR BOOK AND TAX
     ------------------------------------------------------------------------
     PURPOSES
     --------

Section 2. I. Profits and Losses  The "Profits" or "Losses" of the Company
              -------------------
(which are defined at the end of this Section 2. 1) for each fiscal year of the Company, shall be allocated to' the Members in the following order and priority.

     A.  Profits. profit.-, shall be allocated among the Members as follows-
         -------

         (1) First, to the Members, in proportion to their respective Company Percentages, until there shall have been allocated to each Member Profits equal to the excess, if any, of (x) the cumulative amount of Losses allocated to such Member pursuant to Section 2. 1 B(4) hereof through and including such fiscal year; over (y) the cumulative amount of Profits allocated to such Member pursuant to this Section 2. IA(l) through and including such fiscal year;

         (2) next, to the Member receiving distributions pursuant to Section 4.3 of the Agreement until there shall have been allocated to such member cumulative profits through and including such fiscal year equal to the, amount, if any, by which: (X) the distributions made to such Member in accordance with such Section 4.3; exceed (y) A less B plus C where: A = the amount of the Discretionary Capital Contributions, if any, made by such Member pursuant to Section 3.4 of the Agreement- B = the cumulative amount of Losses allocated to such member's pursuant to Section 2.113(3) through and including such fiscal year; and C = the cumulative amount of Profits allocated to such Member pursuant to this Section
2. 1 A(2) through and including such fiscal year; and

         (3) next, to the Members, in proportion to their respective Company Percentages.

     B.  Losses. Losses shall be allocated among the Members as follows--
         ------

         (1) First, to the Members, in proportion to their respective Company Percentages, until there shall have been allocated to each Member Losses equal to the excess, if any, of (x) the cumulative amount of Profits allocated to such Member pursuant to Section 2. 1 A(3) hereof through and including such fiscal year-, and (y) the cumulative amount of Losses allocated to such Member pursuant to this Section 2. 1 B(l) through and including such fiscal year;

         (2) next, to the Members, in proportion to their respective Company Percentages, until there shall have been allocated to each Member Losses equal to the excess, if any, of (x) an amount of Losses equal to such Member's Initial Book Capital Account balance, as set forth in Section 1.2B of this Exhibit "C" of - over (y) the Cumulative amount of Losses allocated to such Member pursuant to this Section 2. I B(2), through and including such fiscal year;

         (3) next, to the Members, in proportion to their relative Company Percentages and then as appropriate,' Until there shall have been allocated to each Member Losses equal to the excess, if any, of (x) an a-mount of Discretionary Capital Contributions made by such Member pursuant to Section 3.4 of the Agreement-, over (y) the cumulative amount of Losses allocated to such Member pursuant to this Section 2. 1 B(3), net of the cumulative amount of Profits allocated to such Member pursuant to Section 2. 1 A(2) through and including such fiscal year;

         (4) next, to the Members, in proportion to their respective relative Company Percentages.

For purposes of this Exhibit "C" and elsewhere in the Operating Agreement, "Profit' (or "Loss') means, for each fiscal year of the Company, an amount, if any,, by which the Company's gross taxable income and gains exceed (or are exceeded by) the, Company's gross taxable deductions and losses arising in connection therewith, Calculations Of Profit (and Loss) shall be consistent with calculations made for Federal income tax purposes except that:

          (i) income of the Company that is exempt from federal income tax and that is not otherwise taken in account in computing Profit (or Loss) shall be added to such taxable income;

          (ii) expenditures of the Company that are described in Section 70,5(a)(2)(IE3) f the Code- (or that are treated as described in such Section pursuant to Section 1.704-1 (b)(2)(iv)(i) of the Income Tax Regulations) and that arc not otherwise taken in account in computing Profit (or Loss) shall be subtracted from such taxable income;

          (iii) if the book-values of Company assets are adjusted pursuant to
Section 1,2, such adjustments shall be treated as gains or losses, as the case may be, from dispositions of those assets in accordance with Section 1.704-1(b)(2)(iv)(f) of the Income Tax Regulations;

          (iv) gains, losses and cost recovery deductions With respect to properties that are properly reflected, under section 704-1 (b)(2)(iv)(f) of the Income Tax Regulations, on the Company' s books at values that differ from the Company's tax bases in those Properties shall be determined with reference to the book values of those properties in accordance with Sections 1.704-1(b)(2)(iv)(f), 1,704-1(b)(2)(iv)(g) and 1,704-1(b)(4)(i) of the Income Tax
Regulations; and

          (v) items that are specially allocated pursuant to Section 2.4 shall not be taken into account in computing a Profit (or Loss) for any year or other period.

     Section 2.2.  Tax Allocations.
                   ---------------

          A.  Tax Allocations.  Tax allocations for each fiscal year of the
              ---------------
Company shall be made consistent with the allocations of Profit and Loss and items specially allocated pursuant to Section 2.4 for such fiscal year, except that, solely for tax purposes, (i) items of income, gain, loss and deduction with respect to Company assets reflected hereunder in the Members' Book Capital Accounts and on the books of the Company at values that differ from the Company's adjusted tax bases in such assets shall be allocated among the Members so as to take account of those differences in such manner as the Managing Member reasonably determines is in accordance with the "traditional method" provided for in the Regulations under Section 704(C) of the Code and with Sections 1.704-1 (b)(2)(iv)(f), 1.704- 1 (b)(2)(iv)(g), 1,704-1 (b)(4)(i) and 1.7043 of the
Income Tax Regulations, and (ii) adjustments made pursuant to Section 734(b) or
Section 743(b) of the Code shall be taken into account.

          B.  Recapture Income. If, in the event of a gain on any sale,
              -----------------
exchange or other disposition of Company Property, all or a portion of such gain is characterized as ordinary income by vixtue of the recapture rules of Section 1250, Section 1245 or otherwise, then such ordinary income shall be allocated between or among the Members in the same manner that deductions from depreciation with respect to such Company Property had open allocated between or among them; provided, however, that under no circumstances shall there be allocated to any Member such ordinary income in excess of the gain allocated to such Member under subsection A above and such excess shall be allocated instead between or among the Members as to which this proviso does not apply, in proportion to the gain allocated between or among them). Consistent with the foregoing provisions of this Section 2.2.B, the parties hereto intend that the allocation of income recharacterized pursuant to the recapture rules of Section 1250.1, Section 1245, or otherwise, shall be governed generally by Section 1. 1245-1 (e) of the proposed Income Tax Regulations.

     Section 2.3. Exceptions
                  ----------

          (1)    General Limitation    Notwithstanding anything to the contrary
                 ------------------
contained in this Article 11, no allocation shall be made to a Member which would cause such Member to have a deficit balance in its "adjusted Book Capital Account" (defined as the Book Capital Account of a Member reduced by any adjustments, Relocations or distributions described in Section 1.704-1
(b)(2)(ii)(d)(4), (5) or (6) of the Income Tax Regulations) which exceeds the sum of such Member's share of Company "minimum gain" (as defined in Section 1.704-2(d) of the Income Tax Regulations) and such Member's share of Member "nonrecourse debt minimum gain" (as defined in Section 1.704-2(i) of the Income Tax Regulations). If the limitation contained in the preceding sentence would apply to cause an item of loss or deduction to be unavailable for allocation to all Members, then such item of loss or deduction shall be Allocated between or among the Members in accordance with the Members' respective Company Percentages.

          (2)    Allocation Relating to Nonrecourse Borrowing    The Company (i)
                 --------------------------------------------
shall allocate any "nonrecourse deductions," computer and determined in accordance with Section 1.704-2(b)(1), 1,704-2(c) and 1.704-2(j) of the Income Tax Regulations, it may have to the Members in proportion to their respective Company Percentages, (ii) shall allocate any "partner nonrecourse deductions," computed and determined in accordance with Sections 1.704-2(i) and 1.704-2(j) of the Income Tax Regulations, it may have so as to comply with Section 1.704(i) of the Income Tax Regulations and (iii), shall make such allocations as are necessary to comply with the "minimum gain chargeback" provisions of Sections 1.704-2(f), 1.704-2(i) and 1.704-2(j) of the Income Tax Regulations, taking into account all exceptions provided by such provisions to the applicability of this clause (iii).

     Section 2-4.   Qualified Income Offset.  Notwithstanding anything to the
                    -----------------------
contrary in this Exhibit "C," in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Income Tax Regulations, there shall be specially allocated to such Member such items of Company income and gain, at such times and in such amounts as will eliminate as quickly as possible the deficit balance (if any) in its Book Capital Account (in excess of the sum of such Member's share of

Member "Minimum gain" and such Member's share of "nonrecourse debt minimum gain") created by such adjustments, allocations or distributions. To the extent permitted by the Code and the Income Tax Regulations, any special allocations of items of income or gain pursuant to this Section 2.4 shall be taken into account in computing subsequent allocations of Profits or Losses pursuant to this
Article II, So that the net amount of any items so allocated and the subsequent Profits or Losses allocated to the Members pursuant to this Article II shall, to the extent possible, be equal to the net amounts that would have been allocated to each such Member Pursuant to the provisions of this Article II if such unexpected adjustments, allocations or distributions had not occurred.

     Section 2.5.  Member's Interests for Purposes of Section 752   The Members
                   -----------------------------------------------
agree and confirm that the provisions of Section 1.752-3 of the Income Tax Regulations apply to all nonrecourse liability of the Company. As permitted by
Section 1.752-3(a)(3) of the Income Tax Regulations, the Members hereby specify that for purposes of determining their respective shares of excess nonrecourse liabilities of the Company, the Members' respective shares of Company profits shall be equal to their respective Company Percentages,

ARCTICLE III TAX AND ACCOUNTING MATTERS
---------------------------------------

          A. The Company will be on the cash basis for tax purposes and in accordance with Generally Accepted Accounting Principles (as applied in the United States) for accounting Purposes unless the Code requires -otherwise.

          B. The Company books and records shall be prepared in accordance with tax accounting principles, consistently applied. Such books and records shall be audited by such certified public accountants as selected by the Members, at least annually and at such other time as are determined by Members.

          C. The fiscal year of the Company shall end on the 31st day of December in each year.

           D.    Managing Member shall comply with the requirements contained in
 Section 1446 of the Code and comparable tax laws of any other State in which the Company is engaged in business (regarding income tax withholding on certain income that is allocated to Members who are non-U.S. persons) and any successor or replacement provision or provision of law or administrative guidance (the "FOREIGN MEMBER WITHHOLDING LAW"). Managing Member is hereby authorized and directed by each Member to withhold from the distributions or other amounts payable to such Member under the Operating Agreement such amount or amounts ("REQUIRED FOREIGN MEMBER WITHHOLDING") as the Managing Member reasonably determines are required by the -Foreign Member Withholding Law, and to remit the Required Foreign Member Withholding to the Internal Revenue Service and/or such other applicable State taxing agency at such time or times as may from time to time be required by the relevant taxing authority. If the Managing Member determines at any time that the Required Foreign Member

Withholding with respect to a particular Member exceeds the amount of distributions or other amounts payable to such Member at such time (a "CASH SHORTFALL'), the Member in question shall immediately make a cash contribution to the Company equal to the amount Of such Cash Shortfall, which the Managing Member shall use to effectuate the Required Foreign Member Withholding. When remitting the Required Foreign Member Withholding, the Managing Member shall inform the relevant taxing authority of the name and tax identification number of the Member for whose account such Required Foreign Member Withholding's being made. In complying with the provisions of this paragraph, the Managing Member shall be entitled to presume irrebuttably that a Member is subject to the Foreign Member Withholding Law unless: (i) such Member shall have previously provided the Managing Member with a completed and signed certificate of -non-foreign status, in the Form attached as Schedule such certificate was furnished to the Managing Member not earlier than during the third taxable year of the Company preceding the taxable year under consideration, the Managing Member has not been notified by such partner that its status under such certificate has changed, and the Managing Member does not have, actual knowledge that the status of such Member under such certificate has changed; or (ii) the Managing Member reasonably determines, based upon all facts and Circumstances (including without limitation, the provisions contained in Revenue Procedure 8931, 1989-1 Cum. Bull. 895, or any successor Revenue Procedure, guideline or administrative pronouncement), that the Foreign Member Withholding Law does not apply in a particular instance.

          E. The Managing Member shall cause the Company to make, or not to make, the election Permitted by Section 754 of the Code add comparable provisions of relevant state income tax law, as it shall determine in its sole discretion.

ARTICLE IV, NO DEFICIT FUNDING OBLIGATION
-----------------------------------------

     Notwithstanding anything to the contrary contained in this Exhibit "C" or in the operating Agreement, no Member shall be at any time obligated to restore all or any portion of a deficit balance in such Member's Book Capital Account.

ARTICLE V ORDER OF APPLICATION
------------------------------

    For purposes of this Exhibit "C," the following provisions set forth in the Operating Agreement and this Exhibit "C" shall be applied in the following order.

          A. Article IV of the operating Agreement relating to distributions.

          B. Section 2.3(l) of this Exhibit "C" relating to general limitations,

          C.     Section 2-3(2) of this Exhibit "C" relating to Nonrecourse
                 Deductions

          D. Section 2.4 of this Exhibit "C" relating to qualified income offset.

          E. Section 2.1 of this Exhibit "C", relating to allocations of Profits and Losses.

     These provisions shall be applied as if all contributions, distributions and allocations with respect to a given fiscal year were made at the end of the Company's fiscal year. Where any provision depends on the Book Capital Account of any Member, such Book Capital Account shall be determined after the application of all preceding provisions for the year.

ARTICLE VI CLOSING OF COMPANY BOOKS IN CONNECTION WITH ADMISSION OF NEW MEMBER
------------------------------------------------------------------------------
OR TRANSFER OF MEMBER'S INTEREST.
---------------------------------

     Upon the effective date (the "EFFECTIVE DATE") of the admission of a new Member into the Company or of a valid transfer of all or part of a Member's interest in the Company pursuant to Article VI of the, Operating Agreement, the books of the Company shall be closed in accordance with Section 706(d) of the Code, and consistent therewith: (X) items of income, deduction, gain, loss and or credit of the Company that are recognized prior to the Effective Date shall be allocated among those persons or entities who were Members in the Company prior to the Effective Date- and (Y) items of income, deduction, gain, loss and/or credit of the Company that are recognized after the Effective Date shall be allocated among the persons or entities who were Members after the Effective Date.

ARTICLE VII TAX MATTERS PARTNER
-------------------------------

     Managing Member shall be the "tax matters partner" of the Company as such term is defined in Section 6231(a)(7) of Code (the "Tax Matters Partner"), and it shall serve as such at the expense of the Company with all powers granted to a tax matters partner under the Code. Managing Member shall use its best efforts to cause the Company's accountants to prepare and file on a timely basis, with due regard to extensions, all tax and information returns that the Company may be required to file, all at Company expense. The Company's accountants are (i) to deliver all tax and information returns to the Members for their review, comment and reasonable approval at least thirty (30) days in advance of the required filing date, therefor (taking into account any extensions approved by the Members), and (ii) to furnish the Members with a projection of the Company's taxable income or loss for each fiscal and tax year of the Company by December 1 of each such year to assist in year-end tax planning, all at Company expense. Each Member shall give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a thirty (30) day appeal letter and any notice of a deficiency in tax concerning the Company's federal income tax return. The Tax Matters Member shall at Company expense finish each Member with status reports regarding any negotiation between the Internal Revenue Service and the Company, and each such Member, if it's requests, may participate in such negotiation. The Tax Matters Member shall use its best efforts to cause the Company's accountants to prepare and deliver to each

Member an information reporting return (Schedule K-1) reflecting each Member's distributive share of all income, gain, loss, deductions, allowances or credits of the Company for each fiscal year, and will provide the information necessary for such accountants to do so and to issue the other reports required hereunder on a timely basis.


ARTICLE VIII OUTSIDE ACCOUNTANT
-------------------------------

The Members hereby approve, but the Managing Member shall not be required to use, Deloitte & Touche, LLP as outside accountant for the Company.

                          SCHEDULE "1" TO EXHIBIT "C"
                          ---------------------------

                                  [INDIVIDUAL]

                      CERTIFICATION OF NON-FOREIGN STATUS
                      -----------------------------------



     Section 1446 of the Internal 'Revenue Code provides that a company must pay a withholding tax to the Internal Revenue Service with respect to A member's allocable share of the company's effectively connected taxable income. To inform Copley Place Associates, LLC (the "COMPANY") that the provisions of
Section 1446 do not apply, I ______________ hereby certify the following:

          1. I am not a nonresident alien for purposes of U-S. Income, taxation.

          2. My U.S. taxpayer identification number (social security number) is

          3.      My home address is:




     I hereby agree that if I become a nonresident alien, I will notify the Company Within. sixty (60) days of doing so. I understand that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both,

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.


     Executed as of the           day of              , 19  , at           .
                        ----------      --------------    --     ----------


                                         -------------------------------

                        OVERSEAS PARTNERS CAPITAL CORP.

                        CERTIFICATION OF FOREIGN STATUS.
                        -------------------------------


     Section 1446 of the Internal Revenue Code provides that a company Must pay a withholding tax to the Internal Revenue Service with respect to a member's allocable share of the company's effectively connected taxable income. To inform Copley Place Associates, LLC (the "Company") that the provisions of Section 1446 do not apply, the undersigned hereby certifies on behalf of the following.-

     1. Overseas Partners Capital Corp. is not a foreign corporation, foreign company, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2. Overseas Partners Capital Corp.'s U.S. taxpayer identification number is

-----------------------

     3.     Overseas Partners Capital Corp.'s office address is:

                  Overseas Partners Capital Corp.
                  115 Perimeter Center Place, Suite 940
                  Atlanta, Georgia 30346-1223

     Overseas Partners Capital Corp. hereby agrees to notify the Company within sixty (60) - days of the date Overseas Partners Capital Corp. becomes a foreign person. Overseas Partners Capital Corp. understands that this certification may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Overseas Partners Capital Corp.


        Executed as of the            day of   , 19   , at            .
                          -----------       --     ---    ------------


                                          --------------------------
                                          Bruce M. Barone
                                          President

                                  EXHIBIT "D"
                                  -----------

                         PROCEDURE FOR DERTERMINIG FMV
                         -----------------------------

     The following provisions set forth the procedure for determining "Fair Market Value' as referred to in Section 8.2 of the Amended and Restated Limited Liability Company Agreement (this "Agreement") to which this Exhibit is attached and of which this Exhibit is a part. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same elsewhere in the Agreement.

           A.    Definition.  "Fair Market Value" means the price (as
                 ----------
 determined pursuant to this Exhibit) at which the property (the "SUBJECT PROPERTY") to be appraised would be sold for cash by a willing seller, not compelled to sell, to a willing buyer, not compelled to buy, on a free and clear basis, unencumbered by any financing (including, without limitation, any deeds of trust, mortgages, ground leases (in connection with sale/leaseback financing only) or other security instruments securing any financing) other than prepayment penalties except to the extent such penalties are applicable to the transaction giving rise to the need to determine Fair Market Value. However, the determination of the Fair Market Value of the Subject Property shall take into account (and be reduced by) the total closing costs (including attorneys' fees, title insurance costs, brokers' fees and recordation costs) that would customarily be paid by the seller of properties of like kind and stature.

          B.     Agreement Procedure.  First, the parties shall attempt to
                 -------------------
determine the Fair Market Value of the Subject Property by agreement in accordance with this subsection B.

          (1)    Proposal.  On (or within 15 days before or after) the date (the
                 --------
"DETERMINATION DATE") as of which the determination of Fair Market Value is to be made, the Electing Member ("FIRST MEMBER") (upon agreement of all parties comprising First Member) may give the Dissolution Member ("SECOND MEMBER") written notice of its proposed Fair Market Value of the Subject Property. If Second Member disagrees with any such proposed Fair Market Value, Second Member shall notify First Member in writing, within 10 business days after First Member's proposal is delivered, of its disagreement and its counterproposal (and failure to do so within such 10 business day period shall be deemed to constitute Second Member's agreement with First Member's proposal). Such 10 business day period is herein called the "Proposal Period."

          (2)    Supplemental Discussion.  If First Member and Second Member
                 -----------------------
fail to reach actual (or deemed) agreement during the Proposal Period (or if the proposal described above is not given), then the parties shall use good faith efforts to reach agreement on the Fair Market Value, of the Subject Property on or before the "OUTSIDE NEGOTIATION DATE" (which, as used herein, means the date that is 20 business days after the Determination Date or, if later, 10 business days after the Proposal Period, if any).

          C.     Appraisal Procedure.  If agreement is not reached (or deemed
                 --------------------
reached) on or before the Outside Negotiation Date, then the Fair Market Value of the Subject Property shall be determined by an appraisal made by a single appraiser or by a board of three appraisers as hereinafter provided in this subsection C.

                 (1)   Appointment of Appraisers.

                       (a) Appraiser qualifications.  Each appraiser selected
                           ------------------------
under this Exhibit must (i) be a reputable real estate appraiser, (ii) be a member of the American Institute of Real Estate Appraisers or a successor body hereinafter constituted exercising a similar function, (iii) have at least five
(5) years experience in appraising major institutions quality properties,' and
(iv) have no direct or indirect financial or other business interests in or with any party to this Agreement,

                       (b)   Selection Process  During the 15-day period
                             -----------------
immediately following the Outside Negotiation Date, the parties will endeavor jointly to select, approve and appoint an appraiser to appraise the Subject Property for the purposes of this Exhibit. If the parties have not jointly appointed an appraiser by the date which is 15 days after the Outside Negotiation Date, the appraisal of the Subject Property for the purposes of this Exhibit will be conducted by a board of three appraisers, one appointed by First Member, one appointed by Second Member and the third appointed by the first two appraisers, In the event that the Parties have not jointly appointed an appraiser by the date which is 15 days after the Outside Negotiation Date, the first two appraisers shall be appointed by the parties by a date which is not later than 30 days after the Outside Negotiation Date, and the third appraiser shall be appointed by the first two appraisers within 15 days after the appointment of the first two appraisers- If the first two appraisers are unable to agree on a third appraiser, such third appraiser shall be appointed by the senior federal district court judge, or such other federal district court judge as he may designate, for the district in which the Subject Property is located., acting in his non-judicial capacity. If such federal district court judge refuses to act within 15 days after such request, such third appraiser shall be appointed pursuant to the rules of the American Arbitration Association. If the parties have not jointly appointed an appraiser by the date which is 15 days after the Outside Negotiation Date, and one Member appoints an appraiser within the time period specified above and the other Member fails to appoint another negotiator within the time period specified above the appraiser shall be the appraiser appointed by the first party.

          (C) Costs.  The costs and expenses of each of the first two appraisers
              -----
shall be paid by the party appointing such appraiser, and the costs and expenses of the third appraiser (or the single appraiser, if one appraiser, instead of three appraisers, is used) shall be shared 50% by the First Member and 50% by the Second Member.

               (2)       DETERMINATION BY APPRAISERS.
                         ---------------------------

                         (a)   Appraisal by One Appraiser.  If the appraisal
                               --------------------------
is, to be conducted by a single appraiser appointed jointly by the parties, the appraiser appointed shall proceed to appraise the Subject Property and notify the parties by written notice of the amount of the Fair Market Value of the Subject Property, which notice shall be accompanied by a copy of his appraisal report, not later than the earlier to occur of the date which is 30 days after the appointment of such appraiser and the date which is 45 days after the Outside Negotiation Date, and such appraiser's determination of the Fair Market Value of the Subject Property shall be deemed to be the Fair Market Value of the Subject Property.

                        (b)    Appraisal by Three Appraisers.   If the
                               -----------------------------
appraisal is to be conducted by a board of three appraisers, the appraisers shall proceed to appraise the Subject Property and notify the parties by written notice of the amount of their determinations of the Fair Market Value of the Subject Property, which notices shall be accompanied by copies of their appraisal reports and be given not later than 30 days after the appointment of the third appraiser. If the determinations of the Fair Market Value of the Subject Property of any two or all three of the appraisers shall be identical in amount, such amount shall be deemed to be the Fair Market Value of the Subject Property, but if such determinations of all three appraisers shall be different in amount, then the Fair Market Value of the Subject Property shall be determined as follows:

                        (i) If neither the highest nor the lowest appraised value differs from the middle appraised value by more than 10% of the middle appraised value or if highest and lowest appraised values each differ from the middle appraised value by the same amount, then the Fair Market Value of the Subject Property shall be deemed to be the average of the three appraised values; and

                        (ii) Otherwise, the Fair Market Value of the Subject Property shall be deemed to be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value.


     D.    Conclusive Determination.  The Fair Market Value of the Subject
           ------------------------
Property determined in accordance with the provisions of this Exhibit shall be binding and conclusive on the parties.

                                  EXHIBIT "E"
                                  -----------

                      PROVISIONS CONCERNING EXISTING LOAN
                      -----------------------------------

Capitalized terms used but not otherwise defined in this Exhibit -"E" shall have the meanings ascribed thereto in the Amended and Restated Limited Liability Company Agreement (the "Agreement") to which this Exhibit E is attached.

     1.    Loan Escrow Account  The Managing Member shall cause the Company to
           -------------------
make, as and when required by the Existing Loan Documents, all deposits into that certain interest bearing account (the "Loan Escrow Account") established under the "Security Agreement" (as defined below) and defined therein as the "Account" (any such deposit being referred to as a "Loan Escrow Deposit",. whether such deposit increases the balance of the Loan Escrow Account or is used and applied to principal or deferred interest). The parties also acknowledge that the calculation of the Loan Escrow Deposit is impacted by the fact that fees payable with respect to the Management Agreement (some of which arc in turn used to paY fees owing under the Purchase Service Agreement) are not to be paid out of cash flow, thereby increasing the cash flow available to be applied to the Loan Escrow Account.

     2.    Contributions for Management Fees, To the extent that, prior to the
           ----------------------------------
refinancing of the Existing Loan, the compensation and reimbursements to Manager provided in the Management Agreement or to the Purchased Services Provider under the Purchased Services Agreement cannot be paid from cash flow from the property securing the Existing Loan on account of restrictions in the Existing Loan Documents, Non-Managing Member shall provide the funds to the Company in order to make such payment. Such funds shall be deemed to be (i) a contribution (as to one-third of such funds) by the Non-Managing Member to the Company, and (ii) a loan (as to two-thirds of such funds) from the Non-Managing Member to the Managing Member and the making by the Managing Member of a corresponding contribution to the Company.

     3.    Loan to Non-Managing Member of 2/3rds of Debt Service Differential.
           ------------------------------------------------------------------
As used herein, "Debt Service Differential" means the amount, if any, by which the Escrow Deposits and payments of interest to the existing Lender are greater than the sum of (1) 8.5% per annum of the outstanding balance of principal and deferred interest on the Existing Loan on January 1, 1997 plus (ii) the amount paid to Manager and to Purchased Services Provider from the contributions of the Members described in paragraph 2 above. Immediately following each Escrow Deposit (commencing with the first Escrow Deposit for the period after December 31, 1996), and continuing until the refinancing of the Existing Loan, Non-Managing Member shall lend the Managing Member two-thirds of the amount of the Debt Service Differential for the period since the most recent prior Escrow Deposit.

     4.    Repayment of Loans  Concurrently with the refinancing of the Existing
           ------------------
Loan, Managing Member shall repay to Non-Managing Member the entire amount of the loans to

Managing Member made pursuant to paragraph 2 and 3 of this Exhibit ""E", together with interest thereon of 8.5% per annum of the amount of the principal outstanding from time to time of such loans. Notwithstanding the foregoing, to the extent the Loan Escrow Deposits which correspond to the loans to Managing Member made pursuant to paragraphs 2 and 3 of this Exhibit "E" are simply used to increase the balance of the Loan Escrow Account instead of being applied to principal or deferred interest under the Existing Loan, the interest applicable to, such portion of the loans to Managing Partner shall be the same interest rate earned on funds in the Loan Escrow Account.

     5.    Certain Definition '. As used herein, the term "Security Agreement"
           ------------------
means that certain Security Agreement (Deposit Account), dated as of March 1, 1992, executed by Copley Place Associates, Copley Place Associates Nominee Corporation, Copley Funding Corporation, Copley Financing Corporation and The Aetna Casualty & Surety Company.

     6.    Consignment  Equity- All sums, if any, that are to be paid to
           --------------------
Existing Lender with respect to the Existing Lender's rights in "Contingent Equity" (as defined in the Equity Payment Agreement) shall be paid solely by the Non Managing Member, and Non-Managing Member shall indemnify the Managing Member and hold the Managing Member harmless therefrom.

     7.    Intent of Provisions.  It is the intent of the provisions of
           --------------------
paragraphs 1 through 6 above that Managing Member be put in the same economic position as it would have been if, at all times from the inception of its Memberships in the Company through the date of repayment (or prepayment) of the Existing Loan in its entirety, the Escrow Loan Documents (i) did not require additional payments to be made to the Loan Escrow Account, (ii) did not require payment of Contingent Equity, (iii) did not prohibit payments from cash flow to pay amounts payable under the Management Agreement and the Purchased Services Agreement and (iv) did require that payments be made each month on the Existing Loan equal to interest accruing at 8.5% per annum on the outstanding. balance, as of date of Managing Member's admission to the Company, of principal and deferred interest on the Existing Loan (and that, accordingly, the balance of principal and deferred interest on the Existing Loan did not decrease between Managing Member's admission to the Company and the date on which the Existing Loan is repaid (or prepaid) in its entirety). The provisions of paragraphs I through 6 above shall be deemed to operate, and shall be construed in accordance with, such intent.

     8.   Assignment and Security Agreement.  Each Member, other than Copley or
          ---------------------------------
any successor Independent Member ("Pledging Member"), hereby pledges to the other Member, and assigns to the other Member ("Secured Member") for security purposes, all of the, Pledging Member's interest in the Company to secure the payment obligations of the Pledging Member under the provisions of this Exhibit "E," and agrees to execute and deliver any and all further instruments as the Secured Member may from time to time request in order to further evidence or to perfect the security interest hereby granted, hereby irrevocably appointing the Secured Member and its successors as its attorney-in-fact, as a power coupled with an interest, to execute and deliver all such instruments in the name and on behalf of the Pledging Member if it shall fail to promptly execute and deliver same when requested to do so. The Secured Member hereby authorizes the Pledging Member to receive distributions with respect to its Interest in the Company until such time as the Pledging Member shall fail to pay any amount to the Secured Member which becomes due under this Exhibit "E". whereupon all such distributions shall be paid directly to the Secured Member until the delinquent amounts have been paid in full together with interest at the Applicable Rate (as defined in Section 3-3); provided that notwithstanding anything to the contrary in this Exhibit E, (i) no Member of the Company will pledge any of the assets of the Company, (ii) Copley or any successor Independent Member shall not pledge its ownership interest in the Company to any of the other Members or any other entity, and (ill) the Company shall at all times have at least two members, one of which shall be the Independent Member, which is currently Copley.

201093-3